Exhibit 8

EXECUTION COPY

RECAPITALIZATION AGREEMENT

between

COVANSYS CORPORATION

and

CDR-COOKIE ACQUISITION, L.L.C.

Dated as of April 26, 2004

TABLE OF CONTENTS

1.	Exchange of Preferred Shares and Old Warrants.
	(a)	Exchange for Preferred Shares
	(b)	Exchange for Old $25 Warrants
	(c)	Exchange for Old $31 Warrants
	(d)	Tax Treatment of Recapitalization
2.	Closing.
	(a)	Closing
	(b)	Company Deliveries
	(c)	Shareholder Deliveries
	(d)	Registration Rights Agreement
	(e)	Termination of Other Agreements
	(f)	Indemnification Agreement Amendment
3.	Representations and Warranties of the Company
	(a)	Corporate Organization; Authorization; Enforceable Obligations
	(b)	No Violation
	(c)	New Shares and New Warrants Authorization, etc
	(d)	Information in Proxy Statement
	(e)	Registration Rights Agreements
	(f)	Other Agreements
	(g)	Takeover Statutes
4.	Representations and Warranties of the Shareholder
	(a)	Organization; Authorization; Enforceable Obligations
	(b)	No Violation
	(c)	Title to Preferred Shares and the Old Warrants
	(d)	Information in Proxy Statement
	(e)	Investment Intent
	(f)	Knowledge
	(g)	Independent Investigation
	(h)	No Other Agreement to Transfer the Preferred Shares or the Old Warrants
5.	Covenants.
	(a)	No Violation of Representations
	(b)	Shareholders’ Meeting; Proxy Statement.
	(c)	Notification of Certain Matters
	(d)	Press Releases; Interim Public Filings
	(e)	Reservation of Common Stock for Exercise
	(f)	Listing
	(g)	Periodic Information
	(h)	Further Action

i

(i) Board Representation.
(j) D&O Insurance
(k) Information, VCOC
(l) Affiliate Transactions
(m) Closing Deliveries.
(n) No Liens
(o) Certain Tax Matters.
6.	Expenses
7.	Shareholder Rights Plan
8.	Conditions to Closing.
(a) Conditions to the Obligations of the Company and the Shareholder
(b) Conditions to the Obligations of the Shareholder
(c) Conditions to the Obligations of the Company
9.	Indemnification.
(a) Indemnification
(b) Indemnification Procedures
(c) Exclusivity of Indemnification Provision
10.	Brokers
11.	Survival; Termination.
(a) Survival of Representations and Warranties
(b) Survival of Covenants
(c) Termination
12.	Notices
13.	No Third Party Beneficiaries
14.	Entire Agreement; Amendment; Waiver
15.	Counterparts
16.	Successors and Assigns
17.	Choice of Law; Jurisdiction
18.	Waiver of Jury Trial
19.	Specific Enforcement
20.	Transfer of New Shares, etc
21.	Severability
22.	Cooperation
23.	Replacement of Share Certificates

ii

iii

RECAPITALIZATION AGREEMENT

This RECAPITALIZATION AGREEMENT (the “Agreement”) is made and entered into as of April 26, 2004, by and between Covansys Corporation, a Michigan corporation (the “Company”), and CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company (the “Shareholder”).

R E C I T A L S

A.            The Shareholder owns 200,000 shares of the Company’s Series A Voting Convertible Preferred Stock, without par value (the “Preferred Shares”), and warrants to acquire 3.5 million shares of the Company’s common stock (“Common Stock”) at an exercise price of $25 per share (the “Old $25 Warrants”) and 1.8 million shares of Common Stock at an exercise price of $31 per share (the “Old $31 Warrants”, and together with the Old $25 Warrants, the “Old Warrants”).

B.            The Shareholder and the Company desire that in exchange for the Preferred Shares and the Old Warrants the Company will, in the aggregate, (i) pay the Shareholder $180 million, (ii) issue to the Shareholder an aggregate of 2 million shares of the Common Stock, (iii) issue to the Shareholder warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share and (iv) issue to the Shareholder promissory notes in the amount of $15 million, each on the terms and subject to the conditions set forth in this Agreement.

C.            Concurrently with the execution hereof, (i) the Company and Fidelity Information Services, Inc., an Arkansas corporation (“FIS”), are entering into a Stock Purchase Agreement (the “FIS Stock Purchase Agreement”), pursuant to which the Company has agreed to sell, and FIS has agreed to purchase certain shares of Common Stock and warrants for shares of Common Stock, and (ii) the Company and FIS are entering into an agreement (the “Master Services Agreement”), pursuant to which the Company has agreed to provide to FIS and its affiliates outsourced information technology services as may be requested from time to time in accordance with the terms of the Master Services Agreement.  (Schedule 1 identifies where capitalized terms used in this Agreement are defined.)

A G R E E M E N T S

1.             Exchange of Preferred Shares and Old Warrants.

(a)           Exchange for Preferred Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for and upon delivery of the Preferred Shares, the Company will (i) pay the Shareholder $174,553,000 in immediately available funds, (ii) issue to the Shareholder an aggregate of 1,939,480 shares of the

Common Stock (the “New Shares A”), (iii) issue to the Shareholder warrants to purchase an aggregate of 4,848,700 shares of Common Stock at an exercise price of $18 per share, substantially in the form attached hereto as Exhibit A (the “New Warrants A”), and (iv) deliver to the Shareholder a duly executed promissory note in the initial principal amount of $14,546,000, substantially in the form attached hereto as Exhibit B (“Note A”).

(b)           Exchange for Old $25 Warrants.  Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for and upon delivery of the Old $25 Warrants, the Company will (i) pay the Shareholder $2,654,000 in immediately available funds, (ii) issue to the Shareholder an aggregate of 29,484 shares of the Common Stock (the “New Shares B”), (iii) issue to the Shareholder warrants to purchase an aggregate of 73,710 shares of Common Stock at an exercise price of $18 per share, substantially in the form attached hereto as Exhibit A (the “New Warrants B”), and (iv) deliver to the Shareholder a duly executed promissory note in the initial principal amount of $221,000, substantially in the form attached hereto as Exhibit B (“Note B”).

(c)           Exchange for Old $31 Warrants.  Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for and upon delivery of the Old $31 Warrants, the Company will (i) pay the Shareholder $2,793,000 in immediately available funds, (ii) issue to the Shareholder an aggregate of 31,036 shares of the Common Stock (the “New Shares C”, and together with the New Shares A and the New Shares B, the “New Shares”), (iii) issue to the Shareholder warrants to purchase an aggregate of 77,590 shares of Common Stock at an exercise price of $18 per share, substantially in the form attached hereto as Exhibit A (the “New Warrants C”, and together with the New Warrants A and the New Warrants B, the “New Warrants”), and (iv) deliver to the Shareholder a duly executed promissory note in the initial principal amount of $233,000, substantially in the form attached hereto as Exhibit B (“Note C”, and together with Note A and Note B, the “Notes”).

(d)           Tax Treatment of Recapitalization.  The Company and the Shareholder agree to report the following on tax returns filed for the tax year in which the Closing occurs: (i) the exchanges described in clauses (a), (b) and (c) of this Section 1 qualify as a recapitalization under § 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the value of the Preferred Shares is $224,970,000, (iii) the value of the Old $25 Warrants is $3,420,000, (iv) the value of the Old $31 Warrants is $3,600,000, (v) the aggregate value of the New Shares is $21,870,000, (vi) the aggregate of value of the Notes is the aggregate principal amount thereof and (vii) the aggregate value of the New Warrants is $15,120,000 (the reporting position contained in the foregoing clauses (i) through (vii), as adjusted hereunder, is hereinafter referred to as the “Reporting Position”).  The Company and the Shareholder also agree that the values set forth in this Section 1 will be adjusted as of the Closing to take into account the fluctuation of the market price of the Company’s publicly traded Common Stock prior to the Closing in accordance with the following principles:  (A) the value of the Old $25 Warrants, the Old

$31 Warrants and the New Warrants shall be determined based on 90% of the Black Scholes valuation model applying a volatility factor of 40% and using the mean of the high and the low of the price of the Company’s publicly traded Common Stock two business days preceding the Closing Date as the value of the Company’s Common Stock, (B) the value of the New Shares shall be 90% of the mean of the high and the low of the price of the Company’s publicly traded Common Stock two business days preceding the Closing Date, (C) the value of the Notes shall remain the same as the value stated in clause (vi) above, (D) the value of the Preferred Shares shall be the excess of (x) the sum of $180 million, the value of the Notes, the value of the New Shares and the value of the New Warrants over (y) the sum of the value of the Old $25 Warrants and the value of the Old $31 Warrants and (E) the allocations for purposes of Sections 1(a), (b) and (c) shall be based upon the relative fair market values as determined in accordance with this sentence.

Consistent with the Reporting Position, except as provided in Section 5(o), the Company shall not report or treat any payment made (or deemed made) pursuant to this Agreement at Closing as a dividend within the meaning of Section 316 of the Code and no withholding shall be made by the Company with respect to any such payment if (1) the Shareholder has complied with the first sentence of Section 5(o)(vii) below and (2) the sum of (x) the total percentage of such payment allocated to persons treated for U.S. tax purposes as non-U.S. persons but excluding those non-U.S. persons with respect to whom no withholding is required , provided that for these purposes, a look-through approach shall be used in respect of payments allocated to a non-U.S. partnership which is not a withholding foreign partnership (the “Non-U.S. Person Percentage”) and (y) the total percentage of such payment allocated to persons who are U.S. persons for U.S. tax purposes but for whom the Shareholder has not furnished to the Company a copy of a valid IRS Form W-9 (a “Undocumented U.S. Person”) shall be no more than 30%. If both conditions contained in the preceding sentence are not satisfied, the Company shall withhold tax from any such payment in an amount not to exceed the sum of (X) the product of (i) 30% (or such lesser percentage based upon any applicable reduced rates of withholding, pursuant to U.S. tax treaties, for eligible persons who have properly claimed such benefit and who are treated for U.S. tax purposes as non-U.S. persons), (ii) the Non-U.S. Person Percentage and (iii) the accumulated, and reasonably estimated current, earnings and profits of the Company and (Y) 28% of the amount of total payments attributable to Undocumented U.S. Persons, in each case, as reasonably determined by the Company’s independent auditors.  If the Non-U.S. Person Percentage does not exceed 30%, the Company shall only withhold the amount set forth in clause (Y) of the immediately preceding sentence.  Within three business days after the date of this Agreement, the Company shall deliver to the Shareholder a copy of a report from its independent auditors indicating the results of their review of the documentation thus far submitted to the Company in order to comply with the first sentence of Section 5(o)(vii) below.  Such report shall indicate in reasonable detail the extent to which any of such documentation is invalid and the reasons for such invalidity, as determined by such independent auditors in accordance with applicable law and regulations.  At least 15 days prior to the Closing Date, the Shareholder shall furnish to the Company any additional documentation it wishes to provide to the Company.  Within five days of receipt of such documentation, the Company shall deliver to the Shareholder a copy of a report from its independent auditors indicating the results of their review of the additional documentation submitted to the Company, which report shall indicate in reasonable detail the extent to which any of such documentation is invalid, the reasons for such invalidity, the Non-U.S. Person Percentage and a list of the amount of total payments attributable to Undocumented U.S. Persons, all as determined by such independent auditors in accordance with applicable law and regulations.  After the execution of this Agreement, the Company shall not consult with the IRS concerning the tax characterization of the transactions provided for in Section 1 of this Agreement without the prior written consent of the Shareholder unless the IRS shall first contact the Company concerning such characterization.

2.             Closing.

(a)           Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement will be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the second business day after the latest of (i) the satisfaction or waiver of the conditions set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and (ii) such other business day as may be agreed upon by the Company and the Shareholder (the “Closing Date”); provided that the Closing hereunder shall be consummated concurrently with the closing under the FIS Stock Purchase Agreement.

(b)           Company Deliveries.  At the Closing, the Company will (i) pay the Shareholder $180 million, representing the aggregate of the amounts payable pursuant to Sections 1(a)(i), 1(b)(i) and 1(c)(i), by wire transfer of immediately available funds to an account or accounts designated by the Shareholder in writing at least three business days prior to the Closing Date, (ii) deliver to the Shareholder, free and clear of any lien, restriction, charge, claim, pledge or encumbrance of any kind (collectively, “Liens”), three share certificates, each with an identifiable number, representing respectively the New Shares A, the New Shares B and the New Shares C, (iii) deliver to the Shareholder, with respect to each of the New Warrants A, the New Warrants B and the New Warrants C, a duly executed warrant, each with an identifiable number and (iv) deliver to the Shareholder the duly executed Notes.

(c)           Shareholder Deliveries.  At the Closing and against the transfer to the Shareholder of $180 million, the New Shares, the New Warrants and the Notes pursuant to Section 2(b), the Shareholder will deliver to the Company the certificates and other instruments (if any) representing the Preferred Shares and the Old Warrants.

(d)           Registration Rights Agreement.  At the Closing, the Company and the Shareholder will enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (such Registration Rights Agreement, together with the warrants evidencing the New Warrants and the Notes, the “Ancillary Agreements”).

(e)           Termination of Other Agreements.  At the Closing, (i) the Stock Purchase Agreement, dated as of March 17, 2000 (the “Stock Purchase Agreement”), among the Company, the Shareholder and CDR-Cookie Acquisition VI-A L.L.C., (ii) the Voting Agreement, dated as of March 17, 2000 (the “Voting Agreement”), among Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust, the Shareholder and CDR-Cookie Acquisition VI-A L.L.C., (iii) the Consulting Agreement, dated as of March 17, 2000, by and between the Company and Clayton, Dubilier & Rice, Inc. (“CD&R”) (the “Consulting Agreement”), and (iv) the Registration Rights Agreement, dated as of April 20, 2000 (the “Existing Registration Rights Agreement”), among the Company, the Shareholder and CDR-Cookie Acquisition VI-A L.L.C., in each case will terminate and all rights and obligations thereunder will be of no further force or effect (collectively, the “Required Terminations”).  At or before the Closing, the parties to the Stock Purchase Agreement, the Voting Agreement, the Consulting Agreement and the Existing Registration Rights Agreement will execute and deliver one or more termination agreements in order to effect the Required Terminations.

(f)            Indemnification Agreement Amendment.  At the Closing, each of the parties to the Indemnification Agreement, dated as of April 20, 2000 (the “Indemnification Agreement”), by and between the Company, the Shareholder, CDR-Cookie VI-A L.L.C. and CD&R, will deliver an amendment to the Indemnification Agreement substantially in the form attached hereto as Exhibit D (the “Indemnification Agreement Amendment”), limiting the Obligations indemnified thereunder (as defined and provided for in the Indemnification Agreement) to Obligations relating to events or service, action or failures to act by the indemnities prior to the Closing.

3.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Shareholder as of the date hereof and as of the Closing Date as follows:

(a)           Corporate Organization; Authorization; Enforceable Obligations.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has full power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.  Subject to receipt of the Requisite Approval (as such term is defined in Section 8(a)(iv)), the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no other proceedings on the part of the Company or its shareholders are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.  This Agreement has been, and at Closing the Ancillary Agreements will be, duly and validly executed and delivered by the Company.  This Agreement constitutes, and at Closing the Ancillary Agreement will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

(b)           No Violation.  Subject to receipt of the Requisite Approval, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with, violate or result in a breach of the articles of incorporation or by-laws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company pursuant to, any of the terms or conditions of any contract, agreement, note or other instrument or obligation (each, a “Contract”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any nation or government, state or other political subdivision thereof or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a “Governmental Entity”), applicable to the Company or any of its subsidiaries, except in the case of the foregoing clause (ii) for such violations, breaches, defaults, rights or Liens which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby or thereby.

(c)           New Shares and New Warrants Authorization, etc.  The New Shares being issued at the Closing have been duly authorized by all necessary corporate action on the part of the Company (subject to the receipt of the Requisite Approval),  and at the Closing the New Shares will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, and the issuance of such New Shares will not be subject to preemptive or subscription rights of any other shareholder of the Company.  The shares of Common Stock issuable upon exercise of the New Warrants (the “Warrant Shares”) have been duly authorized by all necessary corporation action on the part of the Company, and the Company has validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the exercise in full of the New Warrants.  Except for the Requisite Approval, no vote of or approval by the Company’s shareholders or the Board of Directors of the Company (the “Board”) is required under the Michigan Business Corporation Act (“MBCA”), as amended, the articles of incorporation or the by-laws of the Company to approve this Agreement, the issuance to the Shareholder of the New Shares, the Note, the New Warrants or the Warrant Shares or the consummation of any of the other transactions contemplated hereby.  Assuming payment therefor has been made, upon issuance and exercise of the New Warrants, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable.  The issuance of the Warrant Shares upon the exercise of the New Warrants will not be subject to preemptive or subscription rights of any other shareholder of the Company.  The Warrant Shares will have the voting and other rights attributable to Common Stock.

(d)           Information in Proxy Statement.  The Proxy Statement (as defined in Section 5(b)), including any amendment thereof or supplement thereto, at the date mailed to Company shareholders and at the time of the Stockholders Meeting (as defined in Section 5(b)), (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by the Shareholder specifically for inclusion in the Proxy Statement.

(e)           Registration Rights Agreements.  Schedule 3(e) hereto sets forth a complete and accurate list of each Contract the Company has entered into with any third party, pursuant to which such third party has the right to request or to cause the Company to effect registrations under the Securities Act of 1933, as amended (the “Securities Act”), of equity securities (including any Common Stock, securities of the Company convertible or exchangeable for Common Stock or other capital stock of the Company, or any options, rights or warrants, or any similar securities, issued by the Company to acquire Common Stock or other capital stock of the Company) held by such third party.  On or prior to the date hereof the Company has provided the Shareholder a complete and accurate copy of each such Contract.

(f)            Other Agreements.  Schedule 3(f) hereto sets forth a complete and accurate list of all Contracts entered into by the Company or any of its affiliates, on the one hand, and either FIS, or any of its affiliates, or Rajendra B. Vattikuti, or any of his affiliates, on the other hand.  On or prior to the date hereof the Company has provided the Shareholder a complete and accurate copy of each such Contract.

(g)           Takeover Statutes.  Prior to the date hereof, each of the Board and the Company have taken all necessary action such that no “Fair price,” “Moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company or any of its subsidiaries, including, without limitation, Chapter 7A and Chapter 7B of the MBCA, is applicable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.             Representations and Warranties of the Shareholder.  The Shareholder hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a)           Organization; Authorization; Enforceable Obligations.  The Shareholder is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been, or as of the Closing Date will have been, duly authorized by or on behalf of the Shareholder, and no other proceedings on the part of the Shareholder are necessary to approve and authorize the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.  This Agreement has been, and at Closing the Ancillary Agreements will be, duly and validly executed and delivered by the Shareholder.  This Agreement constitutes, and at Closing the Ancillary Agreements will constitute, the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

(b)           No Violation.  Subject to the execution of the Termination Agreements, the execution, delivery and performance by the Shareholder of this Agreement and the Ancillary Agreements, and the consummation by the Shareholder of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, violate or result in a breach of the limited liability company agreement of the Shareholder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Shareholder pursuant to, any of the terms or conditions of any Contract to which the Shareholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Shareholder or any of its properties or assets, except in the case of the foregoing clause (ii) for such violations, breaches, defaults, rights or Liens which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Shareholder to consummate the transactions contemplated hereby or thereby.

(c)           Title to Preferred Shares and the Old Warrants.  The Preferred Shares and the Old Warrants are owned by the Shareholder, free and clear of any Liens (other than Liens represented by the voting and transfer restrictions of the Voting Agreement and the Existing Registration Rights Agreement), and upon delivery and payment in the manner contemplated by this Agreement, the Company will acquire good and valid title to such Preferred Shares and Old Warrants free and clear of any Liens.  The Shareholder represents that none of the Shareholder, CD&R nor any investment fund controlled by CD&R beneficially owns (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) any other shares of capital stock of the Company (or securities convertible into or exchangeable for such securities) other than the Preferred Shares and the Old Warrants.

(d)           Information in Proxy Statement.  None of the information supplied by the Shareholder specifically for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to shareholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)           Investment Intent.  The Shareholder is acquiring the New Shares, the New Warrants and the Warrant Shares solely for investment, with no intention to resell such securities in contravention of the Securities Act.

(f)            Knowledge.  Neither the Shareholder nor, to the knowledge of the Shareholder, any party acting on their behalf has any information or knowledge that makes them believe that the Company’s representations and warranties set forth in Section 3 of this Agreement are not true and correct in all material respects as o f the date hereof.

(g)           Independent Investigation.  The Shareholder (i) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Preferred Shares and the Old Warrants from a financial perspective, including the risks associated therewith, and (ii) has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the properties, business and financial condition of the Company to make an informed decision regarding the sale of the Preferred Shares and the Old Warrants pursuant to this Agreement; provided that any such investigation or evaluation shall in no way limit or impair the Shareholder’s rights or recovery in the event of any breach of any representation, warranty or covenant by the Company pursuant to Section 9 of this Agreement.

(h)           No Other Agreement to Transfer the Preferred Shares or the Old Warrants.  The Shareholder does not have any binding obligation, absolute or contingent, oral or written, to any other person to transfer any of the Preferred Shares or the Old Warrants (or the securities into which such securities are convertible into or exchangeable for) (other than the transactions contemplated hereby).  Other than pursuant to the Voting Agreement, the Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Preferred Shares or the Old Warrants (or the securities into which such securities are convertible into or exchangeable for).

5.             Covenants.

(a)           No Violation of Representations.  From the date hereof until the Closing Date, neither party will take any action that would be reasonably likely to have the effect of making any of the representations and warranties of such party set forth herein untrue as of the Closing Date.

(b)           Shareholders’ Meeting; Proxy Statement.

(i)            As promptly as practicable after the date hereof, the Company will prepare a proxy statement, and the Company will prepare and file with the Securities and Exchange Commission (the “SEC”), the SEC Schedule 14A in which such proxy statement will be included.  The Company will use its reasonable best efforts, in consultation with the Shareholder, to respond promptly to any comments made by the SEC with respect to the Schedule 14A or such proxy statement and use its reasonable best efforts to cause such proxy statement to be cleared by the SEC, as promptly as practicable following such filing.  The Company will use its reasonable best efforts to cause a definitive proxy statement (the “Proxy Statement”) to be mailed to its shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC.  The Company will include in the Proxy Statement the recommendation of the Board (acting upon the recommendation of the Special Committee (as defined below)) that shareholders of the Company (A) approve the transactions provided for hereunder, (B) the sale to FIS of shares of Common Stock and warrants for shares of Common Stock under the FIS Stock Purchase Agreement, and (C) the purchase by FIS of shares of Common Stock under the Common Stock Purchase Agreement, dated as of the date hereof, between Rajendra B. Vattikuti and FIS (collectively, the “Transactions”), unless such recommendation has been withdrawn or modified as permitted by Section 4.10 of the FIS Stock Purchase Agreement.  References in this Agreement to the “Special Committee” mean, from the date of this Agreement to the Closing Date, the Special Committee of the independent directors of the Company existing on the date hereof and, from and after the Closing Date, the members of the Board who are “independent” within the meaning of Nasdaq Rule 4200 and are not designated by any of the Shareholder, Rajendra B. Vattikuti or FIS.

(ii)           The Company will, as soon as practicable, in accordance with applicable law and the articles of incorporation and the by-laws of the Company, duly call, set a record date for, give notice of, convene and hold a special meeting of the Company’s stockholders (the “Stockholders Meeting”) for the purpose of considering and taking action upon the Transactions, which, to the extent practicable, shall coincide with the Company’s annual meeting for the election of directors.  The Company will, through the Board (acting upon the recommendation of the Special Committee), recommend that its shareholders approve the Transactions and will use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval thereof, unless such recommendation has been withdrawn or modified as permitted by Section 4.10 of the FIS Stock Purchase Agreement.

(iii)          If at any time prior to the Closing Date any event relating to the Company or any of its affiliates, or its, or its affiliates’, respective officers, directors or shareholders, should be discovered which should be set forth in an amendment of, or a supplement to such Schedule 14A or the Proxy Statement, the Company will promptly so inform the Shareholder and will furnish all necessary information to the Shareholder relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company.  All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

(iv)          The Company will immediately notify the Shareholder of the receipt of any comments from the SEC concerning any of the filings described in this Section 5(b).  All filings with the SEC and all mailings to the Company’s shareholders in connection with the Transactions, including the Proxy Statement, will be subject to the prior review and comment and, with respect to matters pertaining to the Shareholder, the approval of the Shareholder.  No such filing or mailing will be made without prior consultation with the Shareholder.

(v)           If at any time prior to the Closing Date any event relating to the Shareholder or any of its affiliates, or its affiliates’ respective officers, directors or shareholders should be discovered which should be set forth in an amendment of, or a supplement to, such Schedule 14A or the Proxy Statement, the Shareholder will promptly so inform the Company and will furnish all necessary information to the Company relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company.

(c)           Notification of Certain Matters.  The Company will give prompt notice to the Shareholder, and the Shareholder will give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company, or of the Shareholder, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any Closing and (ii) any material failure of the Company, or the Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that any failure to provide such notice pursuant to this Section 5(c) will not constitute a separate breach of the terms of this Agreement.

(d)           Press Releases; Interim Public Filings.  On the date hereof, the Company, FIS and the Shareholder shall jointly prepare a press release by the Company, satisfactory in form and substance to each of them, announcing the general terms of the Transactions and the general reasons therefor.  The Company will deliver to the Shareholder complete and correct copies of all other press releases and public filings made between the date hereof and the Closing Date, and, to the extent any such press release and public filings refer in any way to the Shareholder or its affiliates, they will be subject to the prior review and consultation with the Shareholder.

(e)           Reservation of Common Stock for Exercise.  The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the New Warrants, such number of shares of Common Stock as may be issued upon the exercise of all outstanding New Warrants not previously exercised.

(f)            Listing.  The Company will use its reasonable best efforts to cause the shares of Common Stock issuable upon the exercise of the New Warrants to be listed or otherwise eligible for trading on the NASDAQ National Market System or another national securities exchange.

(g)           Periodic Information.  For so long as the New Shares or any Warrant Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the New Shares and the Warrant Shares with the information specified in Rule 144A(d) under the Securities Act.

(h)           Further Action.  Upon the terms and subject to the conditions herein provided, the Company and the Shareholder agree to use their respective reasonable best efforts, in full cooperation and in good faith, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby, (ii) to satisfy the conditions precedent to the obligations of such party hereto, and (iii) to obtain any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by the Company or the Shareholder, in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

(i)            Board Representation.

(i)            At and immediately after the Closing, the Board shall have ten directors, divided into three classes.  One member of the Board shall initially be designated by the Shareholder to be a Class II director with a three year term from the date of the Company’s most recent annual meeting of stockholders (the “Shareholder Nominee”).  Unless the Shareholder expressly agrees in writing, the Company shall use its best efforts to ensure that the Shareholder Nominee is not removed without cause.

(ii)           The Shareholder acknowledges that pursuant to a separate agreement between the Company and FIS, up to four directors shall be designated by FIS and that pursuant to a separate agreement between the Company and Rajendra B. Vattikuti, two directors shall be designated by Rajendra B. Vattikuti.

(iii)          If, at any time following the election of the Shareholder Nominee and prior to the third anniversary of the Closing Date, a vacancy exists in the office of the Shareholder Nominee, the Shareholder will be entitled to designate a successor and, in connection with any subsequent meeting of the shareholders of the Company or the Board at which such vacancy is to be filled, the Company will use its best efforts to cause the successor to be so elected.  Notwithstanding anything to the contrary contained herein, upon the earlier to occur of the following:  (x) the date on which the Shareholder and its affiliates own less than one million shares of Common Stock; and (y) the date that is three years from the anniversary of the Closing Date, the Shareholder’s right to designate the Shareholder Nominee shall cease and, upon notice from the Company to the Shareholder, the Shareholder shall cause the Shareholder Nominee to immediately resign.  The Shareholder Nominee, upon election as a director, will receive standard board fees, perquisites, expense reimbursements and option grants, in accordance with the Company’s policy of paying directors, as such policy may be in effect from time to time.

(iv)          For so long as Shareholder and its affiliates own directly or indirectly at least one million shares of Common Stock, and there is no nominee of the Shareholder or its affiliates then serving as a director of the Company, the Shareholder will have the right to designate one person to attend meetings of the Board as a non-voting observer (the “Shareholder Observer”).  Such Shareholder Observer will have the right to receive notice of and attend and participate in discussions at each regular and special meeting of the Board and will be entitled to receive at the same time they are provided to the Board copies of any information concerning the Company that is provided to the Company’s directors.  Such Shareholder Observer will be bound by the same duties and obligations of loyalty and confidentiality with respect to such information as the directors of the Company.

(v)           From the Closing and continuing until the earliest of (x) the date that is five years after the Closing Date, (y) the date FIS and its affiliates no longer beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) more than 10% of the outstanding shares of any class of capital stock of the Company which are entitled to vote generally in the election of directors, and (z) the Shareholder and its affiliates do not own at least one million shares of Common Stock, the Shareholder agrees that it and its affiliates:

(a)           with respect to any proposal submitted to the Company’s shareholders regarding the election of directors, will vote all Common Stock which they have the right to vote in favor of the nominees designated by the Company’s directors other than the directors designated by FIS and its affiliates, Rajendra B. Vattikuti and his affiliates, and the Shareholder and its affiliates (the “Public Directors”);

(b)           with respect to any proposal to amend the Company’s Articles of Incorporation or Bylaws, will vote all Common Stock which they have the right to vote against any such proposal that has not been approved by a majority of the Public Directors;

(c)           will not, and will cause its affiliates not to, call, or support (by way of giving a proxy or written consent) any person in seeking to call, any special meeting of the Company’s shareholders;

(d)           will not, and will cause its affiliates not to, seek or vote to remove or support (by way of giving a proxy or written consent) any person in seeking to remove, without cause, any member or members of the Board;

(e)           will not solicit, obtain, hold or vote the written proxies of any other shareholders of the Company;

(f)            will not enter into any binding agreement, arrangement or understanding with any other person jointly to take or cause such other person to take any action which would, if done by the Shareholder or its affiliates, result in a violation of clauses (c), (d) or (e) of this Section 5(i)(v); and

(g)           will not publicly announce that it is seeking a waiver of any of the provisions of this Section 5(i)(v).

(j)            D&O Insurance.  For a period of three years after any director or officer of the Company nominated by the Shareholder has ceased to serve in such capacity, the Company will maintain in effect (either through the Company’s on-going policy of directors’ and officers’ insurance or through the purchase of one or more tail policies for covering each such former director) for the benefit of such individual (each of whom will be an express third party beneficiary of this Section 5(j)) the then current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to claims arising from or related to facts or events that occurred at or before the time such individual ceased or ceases to serve in such capacity; provided that the Company will not be obligated to make aggregate annual premium payments for such insurance to the extent such premiums exceed the current annual premiums paid as of the date hereof by the Company for directors’ and officers’ insurance (such amount, the “Maximum Premium”).  If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Company will maintain the most advantageous policies of former directors’ and officers’ insurance obtainable for an annual premium at least equal to the Maximum Premium; provided, further, if such insurance coverage cannot be obtained at all, the Company will purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this Section 5(j), does not exceed the Maximum Premium.  The Company represents to the Shareholder that the current annual premiums paid as of the date hereof for directors’ and officers’ insurance are $1,075,795.

(k)           Information, VCOC.  For so long as Shareholder and its affiliates own directly or indirectly at least one million shares of Common Stock, and there is no nominee of the Shareholder or its affiliates then serving as a director of the Company:  (x) the Company will furnish the Shareholder with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course; and (y) the Company will permit the Shareholder to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company.  In addition, for so long as the Shareholder and its affiliates own directly or indirectly at least one million shares of Common Stock, the Shareholder shall be entitled to receive upon request made to the chief executive officer of the Company, with notice to the Company’s Chairman, periodic briefings from the chief executive officer and the chief financial officer of the Company with respect to the business and affairs of the Company, so as to assist the Shareholder in monitoring its investment in the Company, provided that the Shareholder shall not be entitled to request more than one such briefing during any calendar quarter.  The rights set forth in this Section 5 are intended, in part, to satisfy the requirement of contractual management rights for purposes of qualifying the Shareholder’s continuing ownership interests in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations.

(l)            Affiliate Transactions.  Following the Closing and for so long as any Note remains outstanding, any transaction between the Company and any Permitted Investor (including any amendment, waiver or termination of any agreement between the Company and any Permitted Investor existing as of the Closing), other than work orders or supplements made in the ordinary course of business to any arrangements in effect as of the Closing and not inconsistent therewith, will be subject to the approval of a majority of disinterested directors of the Board.  For purposes of this Section 5(l), “Permitted Investor” means each of FIS, Rajendra B. Vattikuti, the Shareholder and their respective affiliates.

(m)          Closing Deliveries.

(i)            The Shareholder will take all reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of the Company contained in this Agreement.

(ii)           The Company will take all reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of the Shareholder contained in this Agreement.

(n)           No Liens.  During the period prior to the Closing Date or the earlier termination of this Agreement pursuant to Section 11(c), Shareholder will not sell, encumber, transfer or otherwise dispose of the Preferred Shares or the Old Warrants.

(o)           Certain Tax Matters.

(i)            If the IRS or the United States Department of Justice takes a reasonable position that the Company has a withholding obligation with respect to transactions provided for in Section 1 of this Agreement (a “Company Withholding Tax Obligation”), the Company shall consult in good faith with the

Shareholder concerning (1) the tax treatment of such transactions and (2) any available alternative for minimizing any Company Withholding Tax Obligation, which alternative has a reasonable likelihood of success, under the procedures contained in Section 5(o)(ii) below.

(ii)           Within 10 days after the IRS or the United States Department of Justice takes a reasonable position that a Company Withholding Tax Obligation exists, the Company shall (1) provide a written notice to the Shareholder (which notice shall set forth an estimate of the amount of the anticipated withholding tax payment), (2) consult in good faith with the Shareholder concerning whether all or a portion of such Company Withholding Tax Obligation is required under applicable law and concerning any available alternative which has a reasonable likelihood of success that could reduce or eliminate the amount of withholding tax required to be paid (in each case, a “Reasonable Contest Position”) and (3) afford the Shareholder the opportunity to fund any withholding tax that the Company determines (after consulting with the Shareholder as provided herein) is required to be paid; provided that:

(A)          to the extent a Reasonable Contest Position exists, the Company shall not pay such Company Withholding Tax Obligation, and shall not issue any Shareholder Payment Notice (as defined in Section 5(o)(iii) below) with respect to such Company Withholding Tax Obligation, without first giving the Shareholder the opportunity to participate fully in the dispute of the Company Withholding Tax Obligation in the manner and to the extent set forth herein;

(B)           if, within 10 days after the Company shall have given the Shareholder written notice as provided in Section 5(o)(ii), the Company shall have received from the Shareholder notice of its intent to so participate, the Company shall request the IRS or the United States Department of Justice to resolve any issue with respect to the Company Withholding Tax Obligation (a “Company Withholding Tax Issue”) separately from any other then pending tax issue relating to the Company;

(C)           subject to Section 5(o)(iv) and the compliance by the Company with the other provisions set forth in this Section 5(o) in all material respects, the Shareholder shall indemnify and hold the Company harmless against any Company Withholding Tax Obligation (together with any interest, penalties and additions thereto);

(D)          (1) if the IRS, the United States Department of Justice or an applicable judicial body has permitted a Company Withholding Tax Issue to be resolved separately from any other then pending tax issue or if the IRS, the United States Department of Justice or applicable judicial body raises only a Company Withholding Tax Issue, the Shareholder shall have full control rights (to be reasonably exercised), at its own expense, in any audit, examination, investigation or administrative or judicial proceeding relating to such Company Withholding Tax Issue (a “Withholding Tax Proceeding”) and (2) if the IRS, United States Department of Justice or applicable judicial body has not permitted a Company Withholding Tax Issue be resolved separately from any other then pending tax issue, the Shareholder shall have full participation rights (to be reasonably exercised) subject to full control (to be reasonably exercised) by the Company with respect to such Company Withholding Tax Issue; provided that,

(x) in any case subject to clause (2) of this paragraph (D), the Company and the Shareholder shall consult in good faith with each other concerning any Withholding Tax Proceeding, the Company shall not appeal, fail to appeal, settle, compromise or concede any Company Withholding Tax Issue without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld, any settlement, compromise or concession of any such Company Withholding Tax Issue shall be subject to Section 5(o)(iv), and upon compliance by the parties with Section 5(o)(iv) no further consent of the Shareholder shall be required with respect to such Company Withholding Tax Issue; and further provided that,

(y) if issues are added to or dropped from any Withholding Tax Proceeding or the IRS, the United States Department of Justice or applicable judicial body changes its position regarding separate resolution of the Company Withholding Tax Issue, the provisions of clauses (1) and (2) of this paragraph (D) shall apply to the facts at the relevant time, provided that, if issues are added, the Company shall request the IRS, the United States Department of Justice or applicable judicial body to resolve any Company Withholding Tax Issue separately from other then pending issues; and further provided that,

(z) in any case subject to clause (1) of this paragraph (D), any resolution of a Company Withholding Tax Issue by the Shareholder shall not adversely affect the Company in any material respect or, without the consent of the Company, become binding precedent on the Company with respect to any future tax matters; and

(E)           the Company and the Shareholder shall reasonably cooperate with, and provide reasonable assistance to, each other (including, without limitation, access to the records and making personnel available) concerning any matter described in Section 5(o)(ii)(A) through (D).

(iii)          If the Company receives a Company Deficiency Notice (as defined below), the Company shall send a Shareholder Payment Notice (as defined below).  Within seven days of receipt of a Shareholder Payment Notice, the Shareholder shall pay, by wire transfer of immediately available funds, the amount of the Company Deficiency (as defined below); provided that the Company has complied with the provisions of Section 5(o)(ii) and (iv) in all material respects.

For purposes of this Agreement: (A) a “Company Deficiency Notice” means any notice of the Company’s liability for a Company Withholding Tax Obligation which is either nonappealable or for which appeal rights have expired; (B) a “Shareholder Payment Notice” shall mean a notice to the Shareholder of receipt by the Company of a Company Deficiency Notice, which notice to the Shareholder shall include a copy of the Company Deficiency Notice; and (C) “Company Deficiency” means the liability for a Company Withholding Tax Obligation (including all interest, penalties and additions thereto) contained in the Company Deficiency Notice, provided that in no event shall a Company Deficiency exceed the amount allocated to such Company Withholding Tax Obligation by the Tax Dispute Arbitrator pursuant to Section 5(o)(iv) below, and provided further that such liability shall be reduced by any amounts that the Shareholder shall have previously paid to the Company whether through setoff or otherwise or paid to any applicable withholding agent or to any applicable taxing authority, solely with respect to such Company Withholding Tax Obligation.

(iv)          If the Company or the Shareholder proposes to settle, compromise or concede any Company Withholding Tax Issue governed by Section 5(o)(ii)(D)(2) (a “Settlement”), the Shareholder and the Company shall negotiate in good faith to determine the fair amount payable with respect to such Company Withholding Tax Issue.  If the Shareholder and the Company are unable to agree upon what portion of the Settlement should fairly be attributed to such Company Withholding Tax Issue within 15 days, the dispute shall be referred to KPMG (the “Tax Dispute Arbitrator”), unless such firm shall at such time have a significant relationship with either the Company or the Shareholder or any of their respective Affiliates, in which case the Company and the Shareholder shall mutually agree on another independent accounting firm or law firm of nationally recognized standing to act as the Tax Dispute Arbitrator.  The Company and the Shareholder shall present their positions to the Tax Dispute Arbitrator within 15 days after submission of the dispute to the Tax Dispute Arbitrator and, within 15 days thereafter, the Tax Dispute Arbitrator shall resolve the dispute based upon all the facts and circumstances.  In no event shall the Tax Dispute Arbitrator allocate liability to the Shareholder in excess of the lesser of (x) the amount of the deficiency asserted by the IRS or the United States Department of Justice in respect of the Company Withholding Tax Obligation and (y) the maximum amount that would have been withheld if the entire consideration received by the Shareholder in the transactions provided for in Section 1 of this Agreement were subject to withholding.  Any payment to be made as a result of the resolution of the dispute shall be made on or before the seventh day following the date on which the dispute is resolved (in the case of a dispute resolved by the Tax Dispute Arbitrator, such date being the date on which the parties receive written notice from the Tax Dispute Arbitrator of its resolution).  The fees and expenses of the Tax Dispute Arbitrator in resolving a dispute shall be borne equally by the Company and the Shareholder.

(v)           The Company shall pay, by wire transfer of immediately available funds, to the Shareholder any refund received by the Company of a Company Withholding Tax Obligation previously paid by the Company from a Required Tax Payment or by the Shareholder to the proper taxing authority.

(vi)          Any amount that has been previously paid to the Company with respect to a Company Withholding Tax Obligation (including, without limitation, any tax withheld by the Company pursuant to Section 1(d) above), whether through withholding or deduction, setoff or any direct payment to the Company, shall constitute a “Required Tax Payment”.  The Company shall (x) timely and duly deposit with the applicable taxing authority any Required Tax Payment and (y) promptly deliver to the Shareholder a copy of the original receipt evidencing that such deposit has been made to the proper taxing authority as a withholding tax.

(vii)         The Shareholder shall furnish to the Company a valid IRS Form W-8IMY, together with a contemporaneous withholding statement described in Section 1.1441-5(c)(3)(iv) of the Treasury Regulations, from its owner and, to the extent available, a copy of valid IRS Forms W-8 and/or W-9, from any person to whom any payment is made (or deemed to be made) for U.S. tax purposes pursuant to this Agreement at Closing (a “Payee”) to permit the Company to determine if any amount payable or deemed payable to a Payee can be properly treated as exempt from any U. S. federal withholding taxes or can be properly treated as subject to such U. S. federal withholding taxes at a reduced rate. Subject to Sections 1(d) and 5(o) of this Agreement, any determination of exemption or reduced rate of withholding shall be made by the Company recognizing the full, absolute and unconditional right of any Person to seek a refund of any amount it believes it is entitled to.  The Company shall not disclose any information so obtained to any Person except to the extent required to allow the Company to comply with applicable law.

(viii)        If the Warrant Price (as defined in the New Warrants) of a New Warrant shall be adjusted and if such adjustment is treated as a taxable event under the Code, then the Company shall, at least 20 days prior to such adjustment, deliver a written notice to the Shareholder setting forth the amount of such constructive distribution and the amount that will be treated as a dividend within the meaning of Section 316 of the Code (determined by taking into account accumulated, and reasonably estimated earnings and profits of the Company, as determined by the Company’s independent auditors, the “Deemed Dividend”).  The Shareholder shall, at least 10 days prior to such adjustment, furnish to the Company with a valid IRS Form W-8IMY, together with a contemporaneous withholding statement described in Section 1.1441-5(c)(3)(iv) of the Treasury Regulations, with respect to such taxable event and, to the extent available, a copy of valid IRS Forms W-8 and/or W-9, as applicable, in respect of any person who has been allocated any of the Deemed Dividend.  The Company shall, on or before five days prior to such adjustment, notify the Shareholder in writing the amount of withholding tax due on such Deemed Dividend allocated to each person for U.S. tax purposes, with respect to whom the Company did not receive a copy of a valid IRS Form W-8 and/or W-9.  Not more than two days after the adjustment is made, the Shareholder shall pay the Company the amount of the applicable withholding tax on the Deemed Dividend.  The foregoing payment obligation with respect to any adjustment made while the Shareholder is the holder of a Warrant, to the extent not paid, shall remain an obligation of the Shareholder notwithstanding the transfer of such Warrant, but shall not be an obligation of any transferee thereof.  The Company shall timely and duly deposit with the applicable taxing authority any amount of withholding tax paid to the Company pursuant to this Section 5(o)(viii) and promptly deliver to the Shareholder a copy of the original receipt evidencing that such deposit has been made.  The Company shall pay, by wire transfer of immediately available funds, to the Shareholder any refund received by the Company of any amount of withholding tax paid to the Company pursuant to this Section 5(o)(viii) from the proper taxing authority.

6.             Expenses.  Subject to Section 5(i), each party will bear all of its own expenses incurred in connection with the negotiation and finalization of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereunder and thereunder; provided that the Company will reimburse the Shareholder and its affiliates for all actual out of pocket legal, public relations and accounting expenses incurred in connection with the transaction contemplated by this Agreement and the Ancillary Agreements up to $500,000, irrespective of whether the Closing occurs.

7.             Shareholder Rights Plan.  The Shareholder acknowledges and agrees that the Board shall take all necessary action such that, effective immediately after the

Closing, the Company shall have adopted a shareholder rights plan (or “poison pill”), in accordance with Section 6.2(g) of the FIS Stock Purchase Agreement.

8.             Conditions to Closing.

(a)           Conditions to the Obligations of the Company and the Shareholder.  The respective obligations of each party to effect the Closing will be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(i)            There will not have been issued and be in effect any law, order, decree, or judgment of or in any court or tribunal of competent jurisdiction which makes the consummation of the transactions contemplated hereby illegal.

(ii)           No statute, rule, order, decree or regulation will have been enacted or promulgated by any Governmental Entity of competent jurisdiction (whether temporary, preliminary or permanent) or otherwise become applicable which will be in effect and will have the effect of prohibiting the consummation of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby or making this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby illegal.

(iii)          There will be no order or injunction of a Governmental Entity of competent jurisdiction (whether temporary, preliminary or permanent) in effect precluding, restraining, enjoining or prohibiting consummation of this Agreement and the transactions contemplated hereby.

(iv)          At the Stockholders Meeting of the Company’s shareholders duly convened by the Board, the Transactions shall have been approved by vote of the requisite shareholders of the Company, in accordance with applicable law, including the rules and regulations of Nasdaq and the Company’s articles of incorporation and by-laws (the “Requisite Approval”).

(v)           All conditions to the closing under the FIS Stock Purchase Agreement will have been satisfied or waived to permit the simultaneous closing of all the Transactions.

(vi)          All documents necessary to effect the Required Terminations as of the Closing Date will have been executed and delivered by each of the parties to the affected agreements.

(b)           Conditions to the Obligations of the Shareholder.  The obligation of the Shareholder to consummate the transactions at the Closing as provided in this Agreement is subject to the satisfaction or waiver by the Shareholder on or prior to the Closing Date of each of the following conditions:

(i)            The representations and warranties of the Company contained in this Agreement (x) will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the date hereof (or, in the case of any representation and warranty made as of a specific date other than the date hereof, at and as of such date), and (y) other than any representation or warranty made as of a specific date, will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the Closing Date as if made at and as of such time.

(ii)           The Company will have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to or on the Closing Date pursuant to the terms hereof.

(iii)          The Company will have delivered to the Shareholder an opinion of counsel to the Company, substantially in the form of Exhibit E.

(iv)          The Termination Agreements will have been executed and delivered by each party thereto other than the Shareholder.

(c)           Conditions to the Obligations of the Company.  The obligation of the Company to consummate the transactions at the Closing as provided in this Agreement is subject to the satisfaction or waiver by the Company on or prior to the Closing Date of each of the following conditions:

(i)            The representations and warranties of the Shareholder contained in this Agreement (x) will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the date hereof (or, in the case of any representation and warranty made as of a specific date other than the date hereof, at and as of such date), and (y) other than any representation or warranty made as of a specific date, will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the Closing Date as if made at and as of such time.

(ii)           The Shareholder will have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to or on the Closing Date pursuant to the terms hereof.

(iii)          Each member of the Board nominated by the Shareholder (other than one) will have tendered to the Company his written resignation as member of the Board.

(iv)          The consents listed on Schedule 8(c) will have been obtained.

9.             Indemnification.

(a)           Indemnification.  Subject to Section 11(a), the Company and the Shareholder will each indemnify and hold the other harmless (and each of the other’s officers, employees, partners, agents, affiliates and controlling parties) from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, reasonable attorneys’ fees (“Losses”), any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by the other, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the other in this Agreement, whether or not arising out of a third-party claim.

(b)           Indemnification Procedures.  In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice will be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party will permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (i) counsel for the Indemnifying Party who will conduct the defense of such claim or litigation will be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice.  Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, will consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  In the event that the Indemnified Party will in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party will have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided that if the Indemnified Party does so take over and assume control, the Indemnified Party will not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party will have the full right to defend against any such claim or demand, and will be entitled to settle or agree to pay in full such claim or demand, at the sole expense of the Indemnifying Party.  In any event, the Indemnifying Party and the Indemnified Party will cooperate in the defense of any claim or litigation subject to this Section 9 and the records of each shall be available to the other with respect to such defense.

(c)           Exclusivity of Indemnification Provision.  Except in the case of fraud, the indemnity provided for in this Section 9 will be the sole and exclusive remedy of the Company and the Shareholder for any inaccuracy of any representation or warranty, any failure or breach of any covenant, obligation, condition or agreement to be performed or fulfilled by either party or any matter of any kind or description arising out of or relating to this Agreement.

10.           Brokers.  Except for Alvarez & Marsal LLC and The Chesapeake Group, Inc., the fees and expenses of which will be payable solely by the Company, each of the Company and the Shareholder represents that it has not retained any finder or broker in connection with this Agreement or the transactions provided for hereunder.  Each party will indemnify and hold harmless the other party for any fees or expenses arising out of its breach of this representation.

11.           Survival; Termination.

(a)           Survival of Representations and Warranties.  Except for the representations and warranties contained in Sections 3(d), 3(e), 3(f) and 4(d), which representations and warranties shall survive for twelve months following the Closing Date (except with respect to claims for Losses incurred within such period and notice of which has been given to the Indemnifying Party prior to such expiration date), the representations and warranties of the parties hereunder will survive as to any matter covered by such representations and warranties for so long as any statute of limitations applicable thereto or any claim relying thereon remains open.

(b)           Survival of Covenants.  The indemnification obligations under Section 9(a) will survive with respect to any covenant covered thereby for the period such covenant is in force and effect.

(c)           Termination.  This Agreement may be terminated (other than Sections 6, 9, 17 and 18 which will survive such termination) at any time prior to the Closing:

(i)            by written consent of the Company, the Shareholder and FIS (it being understood that FIS will be an express third party beneficiary of this clause); or

(ii)           by either party if the Closing will not have been consummated on or before October 31, 2004, other than as a result of the breach of this Agreement by the terminating party; or

(iii)          automatically, if the FIS Stock Purchase Agreement will have been terminated.

Termination of this Agreement pursuant to this Section 11(c) will be without liability to any party except to the extent of breach of this Agreement by either party prior to such termination.

12.           Notices.  All notices and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been given if delivered personally or sent by confirmed telecopier transmission, certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Shareholder, as the case may be, at the following addresses or to such other address as the Company or the Shareholder, as the case may be, will specify by notice to each of the others:

(i)            if to the Company, to it at:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan  48334-3339

Attention of:  General Counsel
Facsimile:  (248) 848-0109
Telephone:  (248) 848-2088

with a copy to:

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan  48226

Attention of:  Arthur Dudley, Esq.
Facsimile:  (313) 225-7080
Telephone:  (313) 225-7000

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York  10019

Attention of:  Morton A. Pierce, Esq. and Jack S. Bodner, Esq.
Facsimile:  (212) 259-6333
Telephone:  (212) 259-8000

(ii)           if to the Shareholder, to it at:

CDR-COOKIE Acquisition, L.L.C.
c/o Clayton, Dubilier & Rice Fund VI
                Limited Partnership
c/o CD&R Associates VI
                Limited Partnership
1043 Foulk Road, Suite 106
Wilmington, Delaware  19803

with a copy to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
New York, New York  10152

Attention:  David Wasserman
Facsimile:  (212) 407-5270
Telephone:  (212) 407-5294

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022

Attention:  Franci J. Blassberg, Esq.
Facsimile:  (212) 909-6836
Telephone:  (212) 909-6000

All such notices and communications will be deemed to have been received on the date of delivery if delivered personally or by confirmed telecopier transmission or on the third business day after the mailing thereof.

13.           No Third Party Beneficiaries.  Except as contemplated in Sections 5(j) and 11(c) and in the second sentence of Section 14, no provision of this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns pursuant to Section 16.

14.           Entire Agreement; Amendment; Waiver.  This Agreement and the Ancillary Agreements, including the exhibits hereto and thereto, constitute the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersede and preempt any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof; provided that nothing contained herein will be deemed to terminate or otherwise affect the rights and obligations of the parties under the Indemnification Agreement, as amended on the Closing Date by the Indemnification Agreement Amendment, which will remain in full force and effect.  This Agreement may be amended, modified or supplemented only by the written agreement of each party hereto and, so long as the FIS Stock Purchase Agreement shall not have been terminated in accordance with its terms, FIS (which shall be deemed an express third party beneficiary of this Agreement solely for purposes of this sentence).  Notwithstanding anything to the contrary in this Agreement, the Shareholder agrees that any amendment, waiver or consent taken, given or made by the Company (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such amendment, waiver or consent shall have received the prior approval of a majority of the Public Directors.  The Company will provide the Shareholder with written evidence of the approval of such majority of the Public Directors in connection with its execution and delivery of any such amendment, waiver or consent in respect of this Agreement.

15.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and which taken together will constitute one and the same agreement.

16.           Successors and Assigns.  This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company and the Shareholder and their respective successors and permitted assigns.  In no event with the rights and obligations set forth in Sections 5(h) and (j) be binding on or inure to the benefit of, any transferee of the New Shares, New Warrants or Warrant Shares.

17.           Choice of Law; Jurisdiction.  This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding will be heard and determined in such a New York State or Federal court.  Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11, or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

18.           Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19.           Specific Enforcement.  The Shareholder and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or equity.

20.           Transfer of New Shares, etc.  The Shareholder understands and agrees that the New Shares and the New Warrants have not been, and the Warrant Shares will not be, registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available.  The Shareholder acknowledges that except as provided in the New Registration Rights Agreement, the Shareholder has no right to require the Company to register the New Shares or the New Warrants or the Warrant Shares.  The Shareholder understands and agrees that each certificate representing New Shares, New Warrants or

Warrant Shares (other than New Shares, New Warrants or Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:

      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

and the Shareholder agrees to transfer New Shares, New Warrants or Warrant Shares only in accordance with the provisions of such legend.  At the holder’s request, the Company shall exchange any such legended securities for unlegended securities at any time after (i) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to have been held for a period of two years by the holder thereof and (ii) such holder is not and has not been an affiliate (within the meaning of Rule 144) of the Company for three months.

21.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

22.           Cooperation.  The Shareholder and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

23.           Replacement of Share Certificates.  Upon receipt of an affidavit of loss with respect to any certificate representing New Shares, New Warrants or Warrant Shares or, in the case of any mutilation of such certificate, upon surrender of such certificate, the Company at its expense shall execute and deliver, in lieu thereof, a new certificate representing such New Shares, New Warrants or Warrant Shares, as the case may be.

[the remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COVANSYS CORPORATION

By:	/s/ Martin C. Clague
Name: Martin Clague
Title: President/CEO

CDR-COOKIE ACQUISITION, L.L.C.

By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: President

Schedule 1

Defined Term	Section Reference

Agreement	Preamble
Ancillary Agreements	2(d)
Board	3(c)
CD&R	2(e)
Closing	2(a)
Closing Date	2(a)
Code	1(d)
Common Stock	Recitals A
Company	Preamble
Company Deficiency	5(o)(iii)
Company Deficiency Notice	5(o)(iii)
Company Withholding Tax Obligation	5(o)(i)
Company Withholding Tax Issue	5(o)(ii)(B)
Consulting Agreement	2(e)
Contract	3(b)
Exchange Act	3(d)
Existing Registration Rights Agreement	2(e)
FIS	Recitals C
FIS Stock Purchase Agreement	Recitals C
Governmental Entity	3(b)
Indemnification Agreement	2(f)
Indemnification Agreement Amendment	2(f)
Indemnified Party	9(b)
Indemnifying Party	9(b)
Liens	2(b)
Losses	9(a)
Maximum Premium	5(j)
Master Services Agreement	Recitals C
MBCA	3(c)
New Shares	1(c)
New Shares A	1(a)
New Shares B	1(b)
New Shares C	1(c)
New Warrants	1(c)
New Warrants A	1(a)
New Warrants B	1(b)
New Warrants C	1(c)
Non-U.S. Person Percentage	1(d)

Note A	1(a)
Note B	1(b)
Note C	1(c)
Notes	1(c)
Old $25 Warrants	Recitals A
Old $31 Warrants	Recitals A
Old Warrants	Recitals A
Payee	5(o)(vii)
Preferred Shares	Recitals A
Proxy Statement	5(b)(i)
Public Directors	5(i)(v)(a)
Reasonable Contest Position	5(o)(ii)
Reporting Position	1(d)
Required Tax Payment	5(o)(vi)
Required Terminations	2(e)
Requisite Approval	8(a)(iv)
SEC	5(b)(i)
Securities Act	3(e)
Settlement	5(o)(iv)
Shareholder	Preamble
Shareholder Nominee	5(i)(i)
Shareholder Observer	5(i)(iv)
Shareholder Payment Notice	5(o)(iii)
Special Committee	5(b)(i)
Stock Purchase Agreement	2(e)
Stockholders Meeting	5(b)(ii)
Tax Dispute Arbitrator	5(o)(iv)
Transactions	5(b)(i)
Undocumented U.S. Person	1(d)
Voting Agreement	2(e)
Warrant Shares	3(c)
Withholding Tax Proceeding 5(o)(ii)(D)

ii

Schedule 3(e)

Registration Rights Agreements

The following have Registrations Rights Agreements with the Company:

1.             Synergy Software, Inc.

2.             c.w. Costello & Associates, Inc.

3.             The Shareholder and CDR-COOKIE Acquisition VI-A, L.L.C.

Former shareholders of c.w. Costello & Associates still have a demand registration right although most if not all of the shares covered by the demand registration do not require registration.

Schedule 3(f)

Agreements with FIS or Rajendra B. Vattikuti

Standstill and Shareholder Rights Agreement, dated as of April 26, 2004, between FIS and the Company.

Stock Purchase Agreement, dated as of April 26, 2004, between FIS and the Company.

Master Service Provider Agreement, dated as of April 26, 2004 , between FIS and the Company

Common Stock Purchase Agreement, dated as of April 26, 2004 , among FIS, Rajendra B. Vattikuti and The Rajendra B. Vattikuti Trust.

Shareholders’ Agreement, dated as of April 26, 2004 , among FIS, Rajendra B. Vattikuti and The Rajendra B. Vattikuti Trust.

Voting Agreement, dated as of April 26, 2004, , among the Company, Rajendra B. Vattikuti and The Rajendra B. Vattikuti Trust.

Voting Agreement, dated as of March 17, 2000, among , Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust, the Shareholder and CDR-Cookie Acquisition VI-A, L.L.C.

Employment Agreement, dated as of March 17, 2000, between the Company and Rajendra B. Vattikuti.

Expense and Indemnification Agreement, dated as of March 16, 2000, between the Company and Rajendra B. Vattikuti.

Schedule 8(c)

Consents

Consent from BankOne with respect to the issuance of the Notes.

Exhibit A

Form of Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

Covansys Corporation

Common Stock Purchase Warrant
Expiring [5 years after the Closing Date], 2009

New York, N.Y.
[ ], 2004
No. W-00[ ]

Covansys Corporation, a Michigan corporation (the “Company”), for value received, hereby certifies that CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company (“CDR”), or its permitted assigns, is entitled to purchase from the Company [             ](1) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, without par value, of the Company at the purchase price per share determined pursuant to Sections 1.1 and 2 hereof, at any time or from time to time after the date hereof, but prior to 5:00 P.M., New York City time, on [5 years after the Closing Date], 2009 (the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant (the “Warrant,” such term to include all Warrants issued in substitution therefor), is issued on the date hereof (the “Closing Date”) in partial consideration for the surrender to the Company for cancellation of CDR’s [[shares of its Series A Voting Convertible Preferred Stock, without par value,] or [warrants to acquire 3.5 million shares of the Company’s Common Stock at an exercise price of $25 per share] or [warrants to acquire 1.8 million shares of the Company’s Common Stock at an exercise price of $31 per share]], pursuant to a Recapitalization Agreement, dated as of April [    ], 2004, between the Company and CDR (the “Recapitalization Agreement”).  This Warrant evidences rights to purchase [                 ] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, without par value per share,

(1)           There will be a total of three Warrants issued (one with respect to each of the Preferred Shares, the Old $25 Warrants and the Old $31 Warrants), which in the aggregate will entitle CDR to purchase from the Company 5,000,000 shares of Common Stock.

subject to adjustment as provided herein.  Certain capitalized terms used in the Warrant are defined in Section 12.

1.             Exercise of Warrant.

1.1.          Manner of Exercise.

(a)           The Warrant may be exercised by the holder of the Warrant or any portion hereof (each, a “Holder”), in whole or in part, during normal business hours on any Business Day following the date hereof and prior to the Expiration Date by surrender of the Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the “Subscription Notice”) duly executed by such Holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment, in cash or by wire transfer in same-day funds, in the amount (such amount referred to herein as the “Exercise Price”) obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment provided for in Section 2) designated in such Subscription Notice by (ii) $18, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2 hereof.

(b)           In lieu of tendering the Exercise Price to the Company, the holder may elect to perform a “Cashless Exercise” of the Warrant, in whole or in part, by surrendering the Warrant to the Company, with a duly executed Subscription Notice marked “Cashless Exercise” and designating the number of shares of Common Stock desired by the Holder out of the total for which the Warrant is exercisable (without giving effect to any adjustments provided for in Section 2).  The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) having a value (at the Market Price) that is equal to the excess of (i) the then Market Price per share of Common Stock (or Other Securities) multiplied by the number of the shares of Common Stock (or Other Securities) (determined as of the date immediately preceding the date of any such Subscription Notice) into which the Warrant, or portion thereof designated by the Holder, would have been exercisable pursuant to Section 1.1(a) upon payment of the Exercise Price by the Holder over (ii) the Exercise Price the Holder would have been required to pay under Section 1.1(a) in respect of such an exercise.

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(c)           At any time when the Note is outstanding, in lieu of paying the entirety of the Exercise Price in cash or wire transfer of same-day funds in accordance with Section 1.1(a), the Holder may surrender the Note to the Company and direct that all or such portion of the Exercise Price as may be specified in the Subscription Notice be paid to the Company by the application of accrued but unpaid interest on, or unpaid principal of, the Note as of the date of exercise.  Upon receipt of any such direction and the Note, the Company shall so apply the accrued and unpaid interest on, and the unpaid principal of, the Note, on a dollar-for-dollar basis, in satisfaction of all or such portion of the Exercise Price as shall have been so specified by the Holder and shall return to the Holder, in connection with the delivery of certificates representing shares of Common Stock pursuant to Section 1.3, a replacement Note, in a principal amount equal to the excess, if any, of the principal amount of the Note surrendered, over the amount of principal applied by the Company in satisfaction of the Exercise Price.

1.2.          When Exercise Deemed Effected.  Each exercise of the Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.1 shall be deemed to have become the holder or holders of record thereof.

1.3.          Delivery of Stock Certificates, etc.  As soon as practicable after the exercise of the Warrant, in whole or in part, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, in which event, concurrently with such exercise), the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, subject to Section 6, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

(a)           a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

(b)           in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of

3

shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of the Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

1.4.          Company to Reaffirm Obligations.  The Company shall, at the time of or at any time after each exercise of the Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any right of registration of any shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant pursuant to Section 7) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

2.             Adjustment of Common Stock Issuable upon Exercise.

2.1.          Number of Shares; Warrant Price.  The number of shares of Common Stock which the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for any application of the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder pursuant to Section 1.1, by a fraction of which (i) the numerator is $18 and (ii) the denominator is the Warrant Price (as defined below) in effect on the date of such exercise.  The “Warrant Price,” which shall initially be $18 shall be adjusted and readjusted from time to time as provided in Section 2 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 2.

2.2.          Stock Dividends, Subdivisions and Combinations.  If at any time the Company shall:

(a)           issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to holders of Common Stock of, shares of Common Stock,

(b)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Price then in effect shall be adjusted to equal (i) the Warrant Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which the Warrant is exercisable immediately prior to the adjustment divided

4

by (ii) the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

2.3.          Extraordinary Dividends and Distributions.  If at any time the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the “Assets”), then, in each case, the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

(a)           the numerator of which shall be the Market Price then in effect less the value of such Assets applicable to one share of Common Stock, and

(b)           the denominator of which shall be such Market Price.

Any adjustment required by this Section 2.3 shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

2.4.          Issuance of Additional Shares of Common Stock.

(a)           If at any time after the date hereof the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price of such securities at the time the Additional Shares of Common Stock are issued, then the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

(i)            the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

(b)           The provisions of paragraph (a) of this Section 2.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 2.2.

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2.5.          Issuance of Warrants or Other Rights.  If at any time after the date hereof the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights.  No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

2.6.          Issuance of Convertible Securities.  If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities.  No adjustment of the Warrant Price shall be made under this Section 2.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.5.  No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

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2.7.          Superseding Adjustment.  If, at any time after any adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall have been made pursuant to Section 2.5 or 2.6 as the result of any issuance of warrants, rights or Convertible Securities,

(a)           such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

(b)           the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.  Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities effective as of the date of such previous adjustment on the basis of

(i)            treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(ii)           treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled.  Any reduction in the number of shares of Common Stock for which the Warrant is exercisable as a result of this Section 2.7 shall be applied in its entirety to the number of shares of Common Stock for which the Warrant is exercisable as of the date such new adjustment is made.

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2.8.          Consolidation, Merger, Sale of Assets, Reorganization, etc.

(a)           In case at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”) then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.8, the Holder, upon the exercise of the Warrant, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

(b)           Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrant as provided herein shall assume, by written instrument delivered to the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Warrants or the exercise of any rights pursuant hereto.

(c)           Upon any liquidation, dissolution or winding up of the Company, the Holder shall receive such cash or property (less the Warrant Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrant been exercised in full and the shares of Common Stock in respect of such exercise issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

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2.9.          Other Dilutive Events.  In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights with respect to the Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the exercise rights represented by the Warrant.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Warrant and shall make the adjustments, if any, described therein.

2.10.        No Dilution or Impairment.  The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of this Warrant against dilution in respect of which the Holders are not fully protected by this Section 2 or other impairment.  Without limiting the generality of the foregoing, the Company

(a)           will not permit the par value, if any, of any shares of Common Stock receivable upon the exercise of the Warrant to exceed the amount payable therefor upon such exercise,

(b)           will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrant from time to time outstanding,

(c)           will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the complete exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company’s articles of incorporation and available for the purpose of issue upon such exercise, and

(d)           will not (i) issue any equity securities (other than Common Stock or Convertible Securities) that participate with the shares of Common Stock in dividends, distributions and/or other rights (“Other Dilutive Securities”), or (ii) declare or make dividends or distributions (whether of evidences of indebtedness of the Company, cash, assets or securities, including, without

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limitation, options, warrants or other rights to acquire Common Stock) in respect of any Other Dilutive Securities or Convertible Securities, unless, in each case, this Section 2 is first amended so as to provide the Holders of the Warrant with full protection against dilution caused by or resulting from such issuances, dividends or distributions.

2.11.        Other Provisions Applicable to Adjustments under this Section 2.  The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which the Warrant is exercisable provided for in this Section 2:

(a)           Computation of Consideration.  To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof).  To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such non-cash consideration shall be deemed to be the fair market value of such consideration at the time of such issuance as determined in accordance with clause (b)(ii) of the definition of Market Price in Section 12 (their “Fair Value”).  In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair market value, as determined by an independent investment banking firm retained by the Company, which firm may be an independent investment banking firm regularly retained by the Company, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be.  The consideration for any shares of

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Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights.  The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.  In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(b)           Computation of Asset Value.  To the extent that any Assets shall be distributed to all holders of the Company’s outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Company for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends but without taking into account any compensation, discounts or expenses paid or incurred by the Company in connection therewith).  To the extent that the Company shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be Fair Value of such Assets at the time of such distribution.

(c)           When Adjustment to Be Made.  The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which the Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.2) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which the Warrant is exercisable immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

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(d)           Fractional Interest; Rounding.  In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Warrant Price shall be made to the nearest $.01.

(e)           When Adjustment Not Required.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(f)            Escrow of Warrant Stock.  If the Holder exercises the Warrant after any property becomes distributable by reason of the taking of any record of the holders of Common Stock as described in this Section 2, but prior to the occurrence of the event for which such record is taken, any shares of Common Stock issuable upon exercise by reason of any adjustment required by this Section 2 shall be deemed the last shares of Common Stock for which the Warrant is exercised (notwithstanding any other provision to the contrary herein).  Such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

(g)           Shareholder Rights Plans.  Rights or warrants distributed by the Company to all holders of Common Stock pursuant to a shareholder rights plan (or “poison pill”) entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock, which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”), (i) are deemed to be transferred with the Common Stock in respect of which they are issued, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.5 and 2.6 (and no adjustment to the Warrant Price under those Sections shall be required) until first the occurrence of a Trigger Event, unless the Trigger Event is rescinded within 15 days.  If upon the occurrence of any event such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets or entitles its holder to purchase a different amount of the foregoing or to purchase any of the foregoing at a different purchase price (an “Other Trigger Event”), then the occurrence of each such Other Trigger Event, unless the Other Trigger Event is rescinded within 15 days, shall be deemed to be

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the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not actually exercised).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or Other Trigger Event with respect thereto, that resulted in an adjustment of the Warrant Price under Section 2.5 or 2.6, (x) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by the holders thereof, the Warrant Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or Other Trigger Event, as the case may be, as though it were an extraordinary cash distribution equal to the per-share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights), made to all holders of Common Stock on the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Warrant Price shall be readjusted as if such rights or warrants had never been issued.

3.             Notice of Adjustment.  Whenever the number of shares of Common Stock for which the Warrant is exercisable or the Warrant Price shall be adjusted pursuant to Section 2, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Common Stock for which the Warrant is exercisable and the Warrant Price after giving effect to such adjustment or change.  The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder.  The Company shall keep at the office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder.

4.             Accountants’ Report as to Adjustments.  In each case of any adjustment or readjustment to the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Warrant and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by Section 2) on account thereof.  The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such

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Holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated.  The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by the Holder.

5.             Notices of Corporate Action.  In the event of

(a)           any taking by the Company of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend payable in, or other distribution of, shares of Common Stock, or any other dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, or to receive any other right,

(b)           any subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or any combination of such shares into smaller number of shares of Common Stock,

(c)           any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(d)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such subdivision, combination or issuance is to take place, and the amount of Common Stock that shall be the subject of such subdivision, combination or issuance and (iii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed no later than 15 Business Days prior to the date specified in subdivisions (i), (ii) and (iii) above.

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6.             Legend, etc.  Except as otherwise permitted by this Section 6, the Warrant originally issued pursuant to the Recapitalization Agreement, each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 11 hereof, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) (other than shares of Common Stock (or Other Securities) or Warrants which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend (or a reasonable facsimile):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

The restrictions imposed by this Section 6 shall cease and terminate as to any particular securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, (b) when, in the opinion of counsel for the Holder (which counsel shall be reasonably acceptable to the Company), such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a Person who has not been an Affiliate of the Company for at least three months, for a period of at least two years (or such shorter period as may be applicable under Rule 144(k) under the Securities Act or any successor thereto), all as determined under Rule 144 under the Securities Act.  Whenever such restrictions shall terminate as to any securities, as soon as practicable thereafter and in any event within five days, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in this Section 6.

7.             Registration Rights.  All shares of Common Stock (and Other Securities) issuable or issued upon the exercise of the Warrant are subject to and entitled to the benefits of the registration rights and other provisions set forth in the Registration Rights Agreement, dated as of the date hereof, between the Company and CDR, as the same may be amended from time to time (the “Registration Rights Agreement”).

8.             Availability of Information.  The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it

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shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.  The Company shall cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.  The Company shall furnish to the Holder, or to any Holder of a portion of the Warrant, promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

9.             Reservation of Stock, etc.  The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant at the time outstanding.  All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

10.           Listing on Securities Exchanges.  The Company shall list on each national securities exchange (or the Nasdaq National Market) on which any Common Stock may at any time be listed, and shall maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrant, subject to official notice of issuance upon the exercise of the Warrant.  The Company shall also so list on each national securities exchange or the Nasdaq National Market, and shall maintain such listing of, any Other Securities, if at the time any securities of the same class shall be listed on such national securities exchange or the Nasdaq National Market, as the case may be.

11.           Ownership, Transfer and Substitution of the Warrant.

(a)           Ownership of Warrant.  The Company may treat the Person in whose name the Warrant, or any Warrant or Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the

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contrary.  Subject to Section 6, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

(b)           Transfer and Exchange of the Warrant.  Upon the surrender of the Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 6, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

(c)           Replacement of the Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than CDR, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.           Definitions.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Additional Shares of Common Stock:  all shares (including treasury shares) of Common Stock issued or sold by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than (a) shares of Common Stock issued upon the exercise of the Warrant; (b) shares issued or sold pursuant to the exercise or conversion of options, granted pursuant to the Company Stock Option Plans; or (c) shares issued or sold to CDR or its Affiliates.

Affiliate:  with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

Assets:  the meaning specified in Section 2.3.

beneficially own:  with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

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Business Day:  any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, “Business Day” shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to “days” (unless Business Days are specified) shall mean calendar days.

CDR:  the meaning specified in the first paragraph of the Warrant.

Closing Date:  the meaning specified in the second paragraph of the Warrant.

Commission:  the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

Common Stock:  the Company’s Common Stock, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

Company:  the meaning specified in the first paragraph of the Warrant.

Company Stock Option Plans:  the Company’s Stock Option Plan as such plan may be amended from time to time, or any other stock option plans adopted by the Board of Directors of the Company.

Convertible Securities:  any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

Exchange Act:  the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Exchange Act

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of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

Exercise Price:  the meaning specified in Section 1.1.

Expiration Date:  the meaning specified in the first paragraph of the Warrant.

Fair Value:  the meaning specified in Section 2.11(a).

Holder:  the meaning specified in Section 1.1.

Market Price:  on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holders or the Company, as the case may be, determined solely by the firm so retained or (z) if the firms so retained by the Company and by such holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such

19

firms and which is not a regular investment banking firm of the Company or any such holder.

NASD:  the National Association of Securities Dealers, Inc.

Note:  the promissory note of the Company initially delivered to CDR pursuant to the Recapitalization Agreement and any replacement promissory note issued in exchange or substitution therefore.

Other Dilutive Securities:  the meaning specified in Section 2.10(d).

Other Securities:  any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 2.8 or otherwise.

Other Trigger Event:  the meaning specified in Section 2.11(g).

Person:  an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

Public Offering:  any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

Recapitalization Agreement:  the meaning specified in the second paragraph of the Warrant.

Registration Rights Agreement:  the meaning specified in Section 7 of the Warrant.

Restricted Securities:  (a) any Warrants bearing the applicable legend set forth in Section 6, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

Securities Act:  the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect

20

at the time.  Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

Subscription Notice:  the meaning specified in Section 1.1.

Transaction:  the meaning specified in Section 2.8.

Trigger Event:  the meaning specified in Section 2.11(g).

Warrant:  the meaning specified in the second paragraph of the Warrant.

Warrant Price:  the meaning specified in Section 2.1.

13.           Remedies.  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.           No Rights or Liabilities as Shareholder.  Nothing contained in the Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

15.           Notices.  All notices and other communications under the Warrant, except notices of the exercise of any Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

(a)           if to CDR, to it at:

CDR-COOKIE Acquisition, L.L.C.
c/o Clayton, Dubilier & Rice Fund VI
                Limited Partnership
c/o CD&R Associates VI
                Limited Partnership
1043 Foulk Road, Suite 106
Wilmington, Delaware 19803

21

with a copy to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
New York, New York  10152

Attention:  David Wasserman
Telecopy No.:  (212) 407-5270

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022

Attention:  Franci J. Blassberg, Esq.
Telecopy No.:  (212) 909-6836

(b)           if to any other Holder or any holder of any Common Stock (or Other Securities), at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

or

(c)           if to the Company, to it at:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan  48334-3339

Attention of:  General Counsel
Facsimile:  (248) 848-0109
Telephone:  (248) 848-2088

with a copy to:

Butzel Long
150 West Jefferson
Suite 900
Detroit, Michigan  48226

Attention of:  Arthur Dudley, Esq.
Facsimile:  (313) 225-7080
Telephone:  (313) 225-7000

22

16.           Severability.  If any term, provision, covenant or restriction of the Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.           Miscellaneous.  The Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The agreements of the Company contained in the Warrant other than those applicable solely to the Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock (or Other Securities) issued upon the exercise of the Warrant, whether so expressed or not.  THE WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS WARRANT.  EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS WARRANT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN ANY MANNER PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.  The section headings in the Warrant are for purposes of convenience only and shall not constitute a part hereof.

23

COVANSYS CORPORATION

By:
Name:
Title:

24

FORM OF SUBSCRIPTION

(To be executed only upon exercise of Warrant)

To:  Covansys Corporation (the “Company”)

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,            (1) shares of Common Stock of the Company, and herewith makes payment [of $      ](2) [by application, pursuant to Section 1.1(b) of such Warrant, of [a portion of] the Warrant representing a right to purchase         (1) shares of Common Stock],(3) and requests that the certificates for such shares be issued in the name of, and delivered to                                 whose address is                             .

Dated:

[HOLDER](4)
[Address]

By
Name:
Title:

(1)           Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be delivered upon exercise.  In the case of a partial exercise, a new Warrant or Warrants shall be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the same.

(2)           Delete inapplicable language in brackets.

(3)           Delete inapplicable language in brackets.

(4)           Signature must conform in all respects to name of holder as specified on the face of the Warrant.

25

FORM OF ASSIGNMENT

(To be executed only upon transfer of Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                                  the right represented by such Warrant to purchase           shares of Common Stock of Covansys Corporation (the “Company”) to which such Warrant relates, and appoints                       Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:

[HOLDER](1)
[Address]

By
Name:
Title:

Signed in the presence of:

(1)           Signature must conform in all respects to name of holder as specified on the face of the Warrant.

26

Exhibit B

Form of Note

PROMISSORY NOTE

U.S. $[ ](1)	, 2004

FOR VALUE RECEIVED, the undersigned, COVANSYS CORPORATION, a Michigan corporation (“Company”), hereby promises and agrees to pay to CDR-COOKIE ACQUISITION, L.L.C., a Delaware limited liability company, or its registered assigns (“Holder”), at c/o Clayton, Dubilier & Rice Fund VI Limited Partnership, c/o CD&R Associates VI Limited Partnership, 1043 Foulk Road, Suite 106, Wilmington, Delaware 19803, or at such other place as Holder may hereafter designate by notice to Company, the principal sum of [                  ] UNITED STATES DOLLARS (US$[                  ]), together with interest provided for below, payable at the times and in the manner set forth below.

1.             Definitions.  Section 9 sets forth certain defined terms used in this Note.  All capitalized terms not otherwise defined in this Note shall have the respective meanings specified in the Recapitalization Agreement, dated as of April [   ], 2004 (the “Recapitalization Agreement”), between Holder and Company.

2.             Interest.  From and after the Closing Date, interest shall accrue on (a) the unpaid principal balance outstanding under this Note and all accrued and unpaid interest under this Note, at the Eurodollar Rate, and (b) any overdue principal (including, without limitation, amounts due as a result of acceleration following a mandatory prepayment event as provided in Section 5 or an Event of Default as defined and provided in Section 8(a)) and (to the extent permitted by applicable law) any overdue interest, at the Eurodollar Rate plus 3.0%, in each case compounded annually.  Accrued interest shall be payable in arrears on the last day of each Interest Period.

3.             Maturity.  Except as otherwise provided in this Note, the outstanding principal balance and all accrued and unpaid interest hereunder shall be due and payable in full on December 31, 2005 (the “Maturity Date”).  Principal and interest shall be payable only in lawful money of the United States of America.

4.             Voluntary Prepayments.  The principal outstanding under this Note may be prepaid, in whole or in part, at any time without prepayment premium or charge.  Each payment made under this Note shall be allocated and applied first to accrued and unpaid interest and then in reduction of principal.

5.             Mandatory Prepayments.  The principal outstanding under this Note shall become immediately due and payable in full, together with accrued and unpaid interest thereon, upon the occurrence of any of the following events:

(1)  Three Notes will be issued (one with respect to each of the Preferred Shares, the Old $25 Warrants and the Old $31 Warrants), which in the aggregate will be equal to $15 million.

(a)           a Change of Control; or

(b)           any Senior Indebtedness becomes payable prior to its stated maturity (whether as a result of the occurrence of an event of default, mandatory prepayment, acceleration or otherwise).

Notwithstanding anything to the contrary in this Note, Holder acknowledges and agrees that none of the transactions contemplated by the Transactions, individually or taken together, if consummated would constitute a Change of Control.

6.             Subordination of Payments.  (a)  Holder hereby agrees that this Note is subordinate and junior to the Senior Indebtedness in right of payment, and is subject to restrictions on payment and enforcement, on the terms and conditions set forth herein or therein.  Holder further agrees to execute such reasonable subordination agreements and other documents or agreements as may be reasonably requested by the holder of any Senior Indebtedness to subordinate this Note to the Senior Indebtedness.

(b)           So long as no Event of Default (as defined in the Senior Indebtedness) has occurred and is continuing, Company shall make regular payments of principal and interest pursuant to and in accordance with this Note; provided that if an Event of Default (as defined in the Senior Indebtedness) shall have occurred and be continuing, and notice thereof given to Holder, and for so long as any amount is due and unpaid under the Senior Indebtedness, Company shall not make, and Holder shall not demand or receive, any payment or prepayment of the accrued interest on, principal of, or other sums due in connection with this Note without the consent of the holder of the Senior Indebtedness.

(c)           At such time as any Senior Indebtedness shall have become due and payable, whether at maturity, upon acceleration or otherwise and without any notice to Company or Holder being required at the time, such Senior Indebtedness shall first be paid in full before any further direct or indirect payment or reduction (in cash, property, securities, by setoff, or otherwise) on account of the principal of, any interest on, or any other sums in connection with this Note.

7.             Additional Covenants of Company.  Company hereby agrees that, from and after the date hereof and until payment in full of this Note:

(a)           Conduct of Business and Maintenance of Existence.  Company shall renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Company and its consolidated subsidiaries taken as a whole except to the extent that failure to maintain any such rights, privileges or franchises, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

2

(b)           Notices.  Company shall give notice to Holder of (i) the occurrence of any Event of Default promptly after a Responsible Officer of Company knows or reasonably should know thereof and (ii) any amendment to the Credit Agreements or the entry by Company into any agreements for any Senior Indebtedness.

(c)           Indebtedness and Liens.  Other than the indebtedness created under this Note and the remaining Promissory Notes issued on the date hereof to Holder, Company shall not, directly or indirectly create, incur, assume or suffer to exist any Junior Indebtedness or Senior Indebtedness if the aggregate amount of all Junior Indebtedness and Senior Indebtedness then outstanding would exceed US$50,000,000, excluding for such purposes any letters of credit or surety bonds delivered by Company or any of its subsidiaries as surety for any bid or contract with any Governmental Authority.  Other than any Lien permitted under the Credit Agreements as in effect on the date hereof, Company shall not, directly or indirectly, create, incur assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereinafter acquired, except for Permitted Liens.

8.             Events of Default and Remedies.  (a)  If any one or more of the following events (each an “Event of Default”) shall occur and be continuing beyond any applicable cure or notice period:  (i) Company shall fail to pay when due or within five days following notice or actual knowledge thereof; (ii) any representation or warranty made by Company in the Recapitalization Agreement shall have been incorrect in any material respect when made, (iii) Company shall default in the due performance or observance by it of any other term, covenant or agreement contained in this Note which default is not cured by Company within 30 days following notice or actual knowledge thereof; (iv) (A) Company or any of its consolidated subsidiaries shall (1) default in any payment of any Junior Indebtedness, other than Junior Indebtedness arising hereunder, or (2) default in the observance or performance of any agreement or condition relating to any Junior Indebtedness, other than Junior Indebtedness arising hereunder, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Junior Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (B) any Junior Indebtedness, other than Indebtedness arising hereunder, of Company shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, however, that it shall not be an Event of Default under this clause (iii) unless the aggregate principal amount of all Junior Indebtedness as described in the preceding clauses (A) and (B) is at least equal to the then outstanding principal amount of this Note; (v) Company shall commence a voluntary case concerning itself under any bankruptcy law of the United States or any other jurisdiction, or an involuntary case is commenced against Company under any such laws, and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case, or Company suffers any appointment of any custodian or the like for him or any substantial part of his property to continue undischarged or unstayed for a period of 30 days, or Company makes a general

3

assignment for the benefit of creditors, or Company shall generally not pay its debts as they become due; or (vi) any judgment or decree for the payment of money in excess of the then outstanding principal amount of this Note is entered against Company or any of its consolidated subsidiaries and not paid, or enforcement of such judgment is not stayed within 30 days after such judgment is rendered; THEN, and in any such event, Holder may, by notice to Company, declare the entire outstanding principal balance and all accrued and unpaid interest under this Note to be immediately due and payable in full, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Company.

(b)           After an Event of Default under this Note has occurred and is continuing, Company shall pay to Holder on demand any and all costs and expenses, including attorneys’ fees and expenses, paid or incurred by or on behalf of Holder in connection with the enforcement of this Note during such Event of Default, or the collection of any amount payable by Company hereunder.  All amounts payable to Holder under this Section shall constitute additional indebtedness of Company hereunder, and shall accrue interest until paid in full at the Eurodollar Rate plus 3.0%, in each case compounded annually, from the date of demand therefor.

9.             Definitions.  As used in this Note, the following terms shall have the following meanings:

“Applicable Margin”:  means, with respect to this Note, two and two tenths percent (2.2%) per annum.

“Business Day”:  means a day other, than a Saturday or Sunday, on which BankOne and Company (or any successor bank which is Company’s primary bank lender with respect to Senior Indebtedness) is open for the transaction of substantially all of its banking functions and which is also a day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

“Change of Control”: means the occurrence of any of the following events:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as in effect on the date of this Note (the “Act”)), is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 under the Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such rights are exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of Company;

(b)           Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets or assets producing all or substantially all of its net revenue to any person; or

4

(c)           Company consolidates with, or merges with or into, another person, or any person consolidates with, or merges with or into Company, in any such event pursuant to a transaction in which the outstanding Voting Securities of Company are converted into or exchanged for cash, securities, or other property, other than any such transaction where (i) the outstanding Voting Securities of Company are converted into or exchanged for Voting Securities of the surviving or transferee person or its parent corporation, (ii) the shareholders of Company immediately prior to such transaction own more than 50% of the Voting Securities of the surviving person and (iii) no event described in clause (a) or (b) has occurred with respect to the common stock of the surviving or transferee person or its parent corporation.

“Contractual Obligation”:  as to any Person, means any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreements”: means the Credit Authorization Agreement, dated September 14, 1995, between NBD Bank and Company; the Credit Authorization Agreement, dated [ ], 1997, between NBD Bank and Company; the Amendment to the Credit Agreement, dated June 26, 2002, between BankOne and Company; the Credit Agreement, dated August 7, 2003, between BankOne and Company; and the terms of the Credit Authorization Commitment Letter, dated April 8, 2004, between BankOne and Company.

“Eurodollar Base Rate”:  means the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. Dollars appearing on the Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity substantially equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. Dollars as reported by any other generally recognized financial information services as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity substantially equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be determined in good faith by Company to be the rate at which any holder of Senior Indebtedness may place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity substantially equal to such Interest Period.

“Eurodollar Rate”:  means, for any Interest Period, a rate per annum equal to the sum of:  (a) the Applicable Margin, plus (b) the rate obtained by dividing (i) the Eurodollar Base Rate by (ii) an amount equal to one minus the stated maximum rate

5

(expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency) for determining the maximum reserve requirement with respect to Eurocurrency funding required to be maintained by a Federal Reserve System member bank; all as determined in good faith by Company, such sum to be rounded up, if necessary, to the nearest one-hundredth of one percent (1/100 of 1%).  At the request of Holder, Company will provide reasonable documentary evidence to substantiate its determination of the Eurodollar Rate applicable to any Interest Period.

“FIS”:  means Fidelity Information Services, Inc.

“Governmental Authority”:  means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness”:  means as to Company and its consolidated subsidiaries, without duplication, (i) all indebtedness (including principal, interest, fees and charges) thereof for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i) or (ii) of this definition guaranteed by such person or secured by any Lien on any property owned by such person, whether or not such Indebtedness has been guaranteed or assumed by such person, provided that if the person has not guaranteed or assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be the lesser of (x) the amount of such Indebtedness of such other person and (y) an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such person.

“Interest Period”:  means a period of six months; provided that the final Interest Period shall end on the Maturity Date.  The first Interest Period shall commence on the date of this Note and shall expire on the numerically corresponding day of the sixth calendar month thereafter; provided that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day is in a different calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day.

“Junior Indebtedness”:  means all Indebtedness of Company and its consolidated subsidiaries other than Senior Indebtedness.

“Lien”:  means any mortgage, pledge, hypothecation, assignment security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other

6

title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect”:  means a material adverse effect on the business, operations, property or condition (financial or otherwise) of Company and its consolidated subsidiaries, taken as a whole.

“Permitted Lien”:  means (a) any Lien for taxes, assessments and other governmental charges which are not due and payable or that are being contested in good faith by appropriate proceedings, (b) any Lien of carriers, warehousemen, mechanics and materialmen, in each case, incurred in the ordinary course of business substantially consistent with past practice for which the underlying payments are not delinquent and (c) any imperfection or irregularity of title, encroachment or other Lien, if any, that does not, individually or in the aggregate, materially impair the value of Company and its subsidiaries, taken as a whole.

“Person”:  means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Requirements of Law”:  means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer”:  means the chief executive officer and the president of Company or, with respect to financial matters, the chief financial officer of Company.

“Senior Indebtedness”:  means all Indebtedness created under the Credit Agreements or any replacement or additional secured indebtedness of Company payable on a parity therewith, or any of its consolidated subsidiaries the payment of which is not contractually subordinated to any of the foregoing Indebtedness of Company or its subsidiaries.

“Voting Securities”:  means, with respect to any person, any shares of capital stock or any other securities that are entitled to vote generally in the election of directors of a person, as well as any securities convertible into such shares of capital stock or such securities.

10.           Waivers.  Company and all sureties, guarantors, and endorsers hereof severally waive presentment for payment, demand, and notice of dishonor and nonpayment of this Note,

7

and consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note.

11.           Notices.  All notices and other communications required or permitted under this Note shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission provided that a confirmed delivery by a standard overnight courier or a hand delivery is made within two Business Days of the date such facsimile is sent, or (b) confirmed delivery by a standard overnight courier, or (c) delivery by hand, and in each case addressed to Holder at the address for payment set forth above or to Company at the following address (or at such other address for Holder or Company as either shall hereafter specify by like notice):

(i)  if to Company, to

Covansys Corporation

32605 West Twelve Mile Road

Farmington Hills, Michigan  48334-3339

Attention:  General Counsel

Facsimile:  (248) 848-0109

with a copy to:

Butzel Long

150 West Jefferson

Suite 900

Detroit, Michigan  48226

Attention:  Arthur Dudley II, Esq.

Facsimile:  (313) 225-7080

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

Attention:  Morton A. Pierce, Esq. and Jack S. Bodner, Esq.

Facsimile:  (212) 259-6333

8

(ii)  if to Holder, to

CDR-COOKIE Acquisition, L.L.C.

c/o Clayton, Dubilier & Rice Fund VI Limited Partnership

c/o CD&R Associates VI    Limited Partnership

1043 Foulk Road, Suite 106

Wilmington, Delaware 19803

with a copy to:

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

New York, New York  10152

Attention:  David Wasserman

Facsimile:  (212) 407-5270

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York  10022

Attention:  Franci J. Blassberg, Esq.

Facsimile:  (212) 909-6836

12.           Interest Limitation.  Notwithstanding any other provision contained in this Note or in any other instrument evidencing, or securing, or relating to the obligations evidenced hereby: (a) the rates of interest, the charges, and the other consideration provided for herein and therein shall in no event exceed the rates, charges, and consideration which result in interest being charged at a rate equaling the maximum (if any) allowed by applicable law; and (b) if, for any reason whatsoever, Holder ever receives in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum (if any) allowed by applicable law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding under this Note and not toward payment of interest or other consideration for the extension of credit.

13.           Jurisdiction.  Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the City, County, and State of New York, solely in respect of the interpretation and enforcement of the provisions of this Note and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such

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action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Note may not be enforced in or by such courts, and Company irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a court.  Company hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 hereof or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

14.           Waiver of Jury Trial.  COMPANY EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS NOTE OR THE ENFORCEABILITY THEREOF AND/OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF OR RELATED TO THIS NOTE.

15.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.

16.           Amendments.  No amendments, modifications, alterations or waivers of the terms of this Note shall be binding unless made in writing and executed by Company and Holder.  Notwithstanding anything to the contrary in this Note, Holder agrees that any amendment, waiver or consent taken, given or made by the Company (including its Board of Directors) in respect of this Note or the transactions contemplated hereby shall not be effective unless such amendment, waiver or consent shall have received the prior approval of a majority of the Company’s Directors other than the directors designated by, FIS, Rajendra B. Vattikuti and his affiliates and CDR-Cookie Acquisition, L.L.C. and its affiliates (the “Public Directors”).  Company will provide Holder with written evidence of the approval of a majority of the Public Directors in connection with its execution and delivery of any such amendment, waiver or consent in respect of this Note.

17.           Benefit of Note; Assignments.  (a)   This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Company and Holder, provided that (i) Holder may assign or transfer the Note, in whole or in part, upon written notice to Company and (ii) Company may not assign or transfer any of its rights or interests hereunder without the prior written consent of Holder.

(b)           Any transfer or assignment by Holder of any right to or interest in the Note shall be effected through surrendering the Note to Company in exchange for the issuance of the new Notes to the transferee or assignee and, if partially transferred or assigned, to the transferor or assignor, provided that the new Notes shall have the same terms as the Note so surrendered, except that the principal balance of the new Notes shall be properly adjusted to take into account a partial transfer or assignment.

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18.           Tax Matters.  Notwithstanding any provision of this Note or any other agreement to the contrary, all amounts payable hereunder shall be subject to all applicable tax withholdings, and all amounts payable hereunder shall be net of such tax withholdings without further recourse of the Holder against the Company.  All tax withholdings hereunder with respect to the initial Holder of this Note shall be made in accordance with all information supplied to the Company under Section 5(o)(vii) of the Recapitalization Agreement.  At any time that an amount payable to the Company under Section 5(o)(iii) of the Recapitalization Agreement (the “Tax Indemnity”) is then due and unpaid by the initial Holder of this Note, Company may, upon five days’ prior notice to the Holder of this Note, setoff the amount of such unpaid Tax Indemnity, in whole or in part, against any amount then due and owing to the Holder under this Note, whereupon said Tax Indemnity shall be deemed paid to the extent of any such setoff.

19.           No Waiver; Remedies Cumulative.  No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between Company and Holder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Note.  The rights, powers and remedies in this Note expressly provided are cumulative and not exclusive of any rights, powers or remedies which Holder would otherwise have.  No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Holder to any other or further action in any circumstances without notice or demand.

20.           Survival.  All representations, warranties, covenants, indemnities and agreements contained in this Note shall survive the execution and delivery of this Note, any investigation at any time made by or on behalf of Holder, the purchase of the Note and any disposition or payment of the Note.

21.           Severability.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective only to the extent made necessary by such prohibition or unenforceability.  Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable (a) the remaining provisions hereof or (b) such provision in any other jurisdiction.

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IN WITNESS WHEREOF, this Note has been executed by Company as of the day and year first above written.

COVANSYS CORPORATION

By:
Name:
Title:

Agreed to and accepted as of the date hereof:

CDR-COOKIE ACQUISITION, L.L.C.

By:
Name:
Title:

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Exhibit C

Form of Registration Rights Agreement

COVANSYS CORPORATION

REGISTRATION RIGHTS AGREEMENT

Dated as of [            ], 2004

TABLE OF CONTENTS

1. Background

2. Definitions

3. Registration
3.1 Registration on Request
3.2 Piggyback Registration
3.3 Registration Procedures
3.4 Underwritten Offerings
3.5 Preparation; Reasonable Investigation
3.6 Other Registrations
3.7 Indemnification

4. Miscellaneous
4.1 Rule 144; Legended Securities; etc.
4.2 Amendments and Waivers
4.3 Nominees for Beneficial Owners
4.4 Successors, Assigns and Transferees
4.5 Notices
4.6 No Inconsistent Agreements
4.7 Remedies
4.8 Stock Splits, etc.
4.9 Term
4.10 Severability
4.11 Headings
4.12 Counterparts
4.13 Governing Law
4.14 Waiver of Jury Trial
4.15 No Third Party Beneficiaries

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [                      ], 2004, is entered into by and among CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company (“CDR”) , Fidelity Information Services, Inc., an Arkansas corporation, (“FIS”), and Covansys Corporation, a Michigan corporation (the “Company”).

1.             Background.

1.1.          Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and the Company (the “Company Stock Purchase Agreement”), FIS agreed to purchase from the Company, and the Company agreed to sell to FIS: (i) an aggregate of 8,700,000 shares (the “FIS Shares”) of the Company’s common stock, without par value (the “Common Stock”) and (ii) warrants to purchase up to 4,000,000 shares of Common Stock at exercise prices ranging from $15.00 to $24.00 per share (the “FIS Warrants”).

1.2.          Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and Mr. Rajendra B. Vattikuti, FIS agreed to purchase from Mr. Vattikuti, and Mr. Vattikuti agreed to sell to FIS, an aggregate of 2,300,000 shares of Common Stock (the “Additional FIS Shares”).

1.3.          Pursuant to a recapitalization agreement, dated as of April 26, 2004, by and between CDR and the Company, such parties agreed to exchange 200,000 shares of the Company’s Series A Voting Convertible Preferred Shares, without par value, owned by CDR and warrants to acquire 3.5 million shares of Common Stock at an exercise price of $25 per share and 1.8 million shares of Common Stock at an exercise price of $31 per share for: (i)  an aggregate of 2 million shares of the Common Stock (the “CDR Shares”) and (ii) warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share (the “CDR Warrants”).

1.4.          CDR, the Fund, FIS or any of their respective Affiliates may in the future acquire Additional Common Stock (as defined in Section 2) from the Company or other shareholders (subject to certain limitations contained in agreements between them and the Company).

2.             Definitions.  For purposes of this Agreement, the following terms have the following respective meanings:

“Additional Common Stock”:  Shares of Common Stock, other than CDR Shares, FIS Shares, Additional FIS Shares and Warrant Shares, acquired by CDR, the Fund, FIS or any of their Affiliates (but not their transferees).

“Additional FIS Shares”:  is defined in Section 1.2.

“Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.  “Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.  Any director, member of management or other employee of the Company or any of its subsidiaries who would not otherwise be an Affiliate shall not be deemed to be an Affiliate of CDR or FIS.

“Agreement”:  is defined in the introductory paragraph hereof.

“Board”:  The Board of Directors of the Company.

“Business Day”:  A day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Detroit, Michigan, or Jacksonville, Florida, are authorized or required to close.

“CDR”:  is defined in the introductory paragraph to this Agreement.

“CDR Securities”:  At any time, the Registrable Securities owned by CDR, the Fund, their respective Affiliates or any transferee thereof.

“CDR Shares”:  is defined in Section 1.3.

“CDR Warrants”:  is defined in Section 1.3.

“Commencement Date”:  The earlier of (a) March 1, 2005 and (b) the date upon which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission.

“Common Stock”:  is defined in Section 1.1.

“Company”:  is defined in the introductory paragraph to this Agreement.

“Company Stock Purchase Agreement”:  is defined in Section 1.1.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time.  Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

“FIS”: is defined in the introductory paragraph to this Agreement.

“FIS Securities”:  At anytime, the Registrable Securities owned by FIS, any Affiliate of FIS or any transferee thereof.

“FIS Shares”:  is defined in Section 1.1.

“FIS Warrants”:  is defined in Section 1.1.

“Fund”:  Any of Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership, Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership, and any other entity organized or managed by or affiliated with Clayton, Dubilier & Rice, Inc., a Delaware corporation.

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“NASD”:  The National Association of Securities Dealers, Inc.

“NASDAQ”:  The NASD Automated Quotation System.

“Person”:  Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

“Public Offering”:  An underwritten public offering of Common Stock led by at least one underwriter of nationally recognized standing.

“Registrable Securities”:  (a) (i) the CDR Shares, (ii) the FIS Shares and the Additional FIS Shares, (iii) the Additional Common Stock and (iv) the Warrant Shares; and (b) any securities issued or issuable with respect to any Warrants or with respect to any Common Stock referred to in the foregoing clauses (w) upon any conversion or exchange thereof, (x) by way of stock dividend or stock split, (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) otherwise, in all cases subject to the penultimate paragraph of Section 3.3.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C)  such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

“Registration Expenses”:  All expenses incident to the Company’s performance of its obligations under or in compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any “qualified independent underwriter” and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and the fees and disbursements of one (but not more than one) law firm retained on behalf of the holders of a majority (by number of shares) of the Registrable Securities to be disposed of, but not including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

“Requisite Percentage of CDR Securitiesholders”:  At any time, the holder or holders of at least 50% (by number of shares) of the CDR Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be CDR Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

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“Requisite Percentage of FIS Securitiesholders”:  At any time, the holder or holders of at least 50% (by number of shares) of the FIS Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be FIS Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

“Requisite Percentage of Shareholders”:  Either (i) the Requisite Percentage of FIS Securitiesholders or (ii) the Requisite Percentage of CDR Securitiesholders.

“Rule 144”:  Rule 144 (or any successor provision) under the Securities Act.

“Rule 144A”:  Rule 144A (or any successor provision) under the Securities Act.

“Rule 145”:  Rule 145 (or any successor provision) under the Securities Act.

“Securities Act”:  The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time.  Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

“Securities and Exchange Commission”:  The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Special Registration”:  (a) The registration of shares of equity securities or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

“Termination Date”:  The tenth anniversary date of this Agreement.

“Warrants”:  The CDR Warrants and the FIS Warrants.

“Warrant Shares”:  Shares of Common Stock issuable upon the exercise of the CDR Warrants and the FIS Warrants.

3.             Registration.

3.1.     Registration on Request.

(a)           Requests.  Subject to the provisions of Section 3.6 and clause (z) below, at any time or from time to time beginning on the Commencement Date and ending on the Termination Date, the Requisite Percentage of Shareholders shall have the right to make written requests that the Company effect registrations under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders.

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(b)           Obligation to Effect Registration.  Upon receipt by the Company prior to the Termination Date of any request for registration pursuant to Section 3.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

(i)            the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a), and

(ii)           all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.  Notwithstanding the preceding sentence:

(w)          the Company shall not be required to effect a registration requested pursuant to Section 3.1(a) if the Board determines, in its good faith judgment, after consultation with a firm of nationally recognized underwriters that the aggregate net proceeds from the disposition of the Registrable Securities for which registration has been so requested would be less than $30,000,000 (or $15,000,000 if the Registrable Securities for which registration has been requested constitutes either (A) all of the outstanding Registrable Securities then owned by either FIS and its Affiliates or (B) all of the Registrable Securities then owned by CDR, the Fund and their respective Affiliates);

(x)            if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated Public Offering, the Requisite Percentage of Shareholders shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 3.1;

(y)           the Company shall be entitled to postpone for a reasonable period of time not to exceed 60 days from the date a request pursuant to Section 3.1(a) is received, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1, if the Board (i) in good faith determines that such registration and offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its subsidiaries, and (ii) as promptly as practicable gives the relevant holders of Registrable Securities written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than twice in any 180 day period, for no more than an aggregate total of 60 days.  If the Company shall so postpone the filing of a registration statement, the holder or holders of Registrable Securities making the request pursuant to Section 3.1(a)

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shall within 10 days after receipt of the notice of postponement advise the Company in writing whether or not it has determined to withdraw its request for registration.  Failure by such holder or holders to timely notify the Company of its determination shall for all purposes be treated as a withdrawal of the request for registration.  In the event of a withdrawal, such request for registration shall not be deemed exercised for purposes of determining whether such holder or holders still have the right to make a request for registration pursuant to this Section 3.1; and

(z)            the Company shall not be required to effect more than two registrations requested under Section 3.1 by holders of the CDR Securities (or three such registrations if CDR Warrants for at least 2,000,000 shares of Common Stock have been exercised) or more than four such registrations requested by holders of the FIS Securities, in each case including requests deemed to be made by either pursuant to the provisions of the final paragraph of Section 3.2.

(c)           Registration Statement Form.  Each registration required pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), the choice of such form to be made by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1, unless the use of a specific or different form is required by law.

(d)           Expenses.  The Company will pay all Registration Expenses in connection with registrations effected pursuant to a request under Section 3.1(a).  Notwithstanding the provisions of this Section 3.1(d) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law, and will pay all other expenses attributable to such holder’s inclusion of shares in a registration hereunder and sale of shares pursuant thereto, including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by such holder.

(e)           Inclusion of Other Securities.  The Company shall neither register, nor enter into any agreement obligating it to register, securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration, which consent shall not unreasonably be withheld, it being understood and agreed that such holders shall not be deemed to be unreasonable if they in their good faith judgment believe that the inclusion of the securities of any such other Person will adversely affect the price or marketability of the shares such holders of Registrable Securities or the Company propose to sell in such registration.

(f)            Effective Registration Statement.  A registration required under Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b).  Notwithstanding the preceding sentence, a registration required under Section 3.1(a) that does not become effective after the Company has filed a

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registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

(g)           Pro Rata Allocation.

(i)            If any registration statement made pursuant to Section 3.1(a) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering, the Company shall include in such registration:

(A)       first, all shares of Registrable Securities requested to be included in such registration pursuant to Section 3.1(a) or Section 3.1(b);

(B)       second, to the extent that the number of securities to be registered pursuant to clause (A) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling holders of Registrable Securities, securities that the Company proposes to register; and

(C)       third, if permitted by the holders of Registrable Securities pursuant to Section 3.1(e), any other holders.

(ii)           The securities to be included in any such registration pursuant to Section 3.1(g)(i)(A) and, except as otherwise contractually required as of the date hereof, Section 3.1(g)(i) (C) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders; provided that, insofar as the requisite holders of CDR Securities request a registration pursuant to Section 3.1(a) that would otherwise be subject to pro rata allocation in accordance with this sentence, and unless otherwise consented to by such holders, the FIS Securities included in such registration shall not exceed 50% of the number of securities included in such registration.

(iii)          If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of CDR Securitiesholders and

(A)       the holder or holders of CDR Securities requesting such registration are unable to sell at least 75% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company’s securities included in such offering; and

(B)       the number of FIS Securities included in such registration exceeds 25% of the number of securities included in such registration;

then such request for registration shall not be deemed exercised by the holders of the

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CDR Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z).

(iv)          If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of FIS Securitiesholders and

(A)       the holder or holders of FIS Securities requesting such registration are unable to sell at least 50% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company’s securities included in such offering; and

(B)       the number of CDR Securities included in such registration exceeds 50% of the number of securities included in such registration;

then such request for registration shall not be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the CDR Securities for purposes of Section 3.1(b)(z).

3.2.     Piggyback Registration.  If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will at such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

(a)           if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Board shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under Section 3.1; and

(b)           if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or

8

inclusion of any such securities in any such registration) exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering,

(i)            The Company shall include in such registration the number of Registrable Securities equal to the lesser of (x) the total number of Registrable Securities so requested to be included in such registration, and (y) 25% of the largest number of securities that in the opinion of such underwriters or investment bank, as the case may be, can be sold in an orderly manner in such offering without adversely affecting the price range of such offering and the Company shall not include in such registration any securities (other than securities being sold by the Company in accordance with clause (ii) below) so requested to be included other than Registrable Securities, unless all Registrable Securities requested to be so included are included therein; and

(ii)           The Company may include in such registration up to the number of securities proposed to be sold by the Company, less the number of Registrable Securities to be registered pursuant to clause (i) above.

If, pursuant to clause (i) above, less than all of the Registrable Securities requested to be included in any Company offering are to be included in such offering, the number of shares of Registrable Securities included in such offering shall be allocated 50% among the holders of FIS Securities requested to be included therein (pro rata among such holders on the basis of the number of FIS Securities requested to be so included) and 50% among the holders of CDR Securities requested to be included therein (pro rata among such holders on the basis of the number of CDR Securities requested to be so included), provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, pursuant to a contractual registration obligation, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such offering requested to be included therein).  Any registration agreement hereinafter entered into by the Company with respect to any of its securities shall include provisions consistent with the foregoing.

The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2, except to the extent payment of such Registration Expenses by Person other than holders of Registrable Securities is contractually required.  No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the CDR Securitiesholders equals or exceeds $30 million, then such registration shall be deemed to have been requested by the CDR Securitiesholders for purposes of clause (z) of Section 3.1(b).  To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the FIS Securitiesholders equals or exceeds $30 million,

9

then such registration shall be deemed to have been requested by the FIS Securitiesholders for purposes of clause (z) of Section 3.1(b).

3.3.     Registration Procedures.  If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

(a)           subject to clauses (x), (y) and (z) of Section 3.1(b), prepare and file with the Securities and Exchange Commission as soon as practicable and in any event within 90 days, after receipt of a request pursuant to Section 3.1 a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective at the nearest practicable date;

(b)           prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

(c)           furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Securities and Exchange Commission (including all documents to be filed on a confidential basis) in connection with such registration, which documents will be subject to the review of such counsel; the Company shall not file any registration statement or prospectus or any amendments or supplements thereto pursuant to a registration under Section 3.1(a) if the holders of a majority of the Registrable Securities covered by such registration statement, their counsel, or the underwriters, if any, shall reasonably object in writing;

(d)           furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e)           use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify

10

generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f)            furnish to each seller a signed counterpart, addressed to the sellers, of

(i)            an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

(ii)           a “comfort” letter signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten Public Offerings of securities;

(g)  (i) notify each seller of any securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)  otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

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(i)  notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

(j)  use its best efforts (i) (x) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (y) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (iii) to obtain a CUSIP number for the Registrable Securities; and

(k)  use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith.  Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 3.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 3.3(g),

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and, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended prospectus contemplated by Section 3.3(g).  If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.  In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

3.4.     Underwritten Offerings.  The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

(a)           Underwritten Offerings Exclusive.  Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

(b)           Underwriting Agreement.  If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3.7, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “comfort” letters and hold-back arrangements.  The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities.  If any condition to the obligations under such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the holders of Registrable Securities requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1.  No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the

13

underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder’s intended method of distribution.

(c)           Selection of Underwriters.  Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, the holders of a majority of the shares requested to be included in such registration will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing reasonably satisfactory to the Company.  If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

(d)           Incidental Underwritten Offerings.  Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters.  The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities.  No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder’s intended method of distribution.

(e)           Hold Back Agreements.  If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities, if required by the managing underwriter, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the 20 day period prior to or the 90 day period following the effective date of such registration, provided that each holder of Registrable Securities further agrees that, if required by the managing underwriter for such registered offering, such holder shall not effect any such public sale or distribution during the 180 day period following the effective date of such registration, or during such lesser period that is applicable to any securities held by the

14

Company’s officers and directors, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased or acquired from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company.

3.5.     Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

3.6.     Other Registrations.  The Company shall not be required to effect more than two demand registrations of any Registrable Securities under the Securities Act pursuant to Section 3.1 (excluding any such registration that is withdrawn or abandoned) within any 18-month period.  The Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for 180 days after, and during the 20 days prior to, the effective date of any registration effected pursuant to Sections 3.1 or 3.2 hereunder, if so required by the managing underwriter.

3.7.     Indemnification.

(a)           Indemnification by the Company.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses

15

reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

(b)           Indemnification by the Sellers.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (ii) any omission or alleged omission to state a fact with respect to such seller required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating

16

or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

(c)           Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7.  In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           Other Indemnification.  Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

(e)           Other Remedies.  If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or

17

provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

(f)            Officers and Directors.  As used in this Section 3.7, the terms “officers” and “directors” shall include the partners of the holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the holders of Registrable Securities which are trusts.

4.             Miscellaneous.

4.1.     Rule 144; Legended Securities; etc.

(a)           The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145.  Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)           The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective registration statement under the Securities Act (other than Form S-8 if the holder of such Registrable Securities is an Affiliate of the Company) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the holder of such shares has delivered to the Company an opinion of counsel to such effect and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

4.2.     Amendments and Waivers.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (a) the holder or holders of a majority (by number of shares) of the FIS Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the FIS Securities under this Agreement, and (b) the holder or holders of a majority (by number of shares) of the CDR Securities at the time outstanding to the extent such amendment, action or

18

omission to act is likely to adversely affect the rights or benefits of the holders of the CDR Securities under this Agreement.  The Company shall furnish to FIS and CDR a copy of any amendment or consent prior to the execution thereof, and the determination by FIS and CDR as to whether such consent is likely to adversely affect the rights and benefits of the holders of the FIS Securities or the CDR Securities, respectively, will be conclusive and binding upon the Company and the holders of all Registrable Securities.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not such Registrable Securities shall have been marked to indicate such consent.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

4.3.     Nominees for Beneficial Owners.  In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement.  If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

4.4.     Successors, Assigns and Transferees.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

4.5.     Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Fund or the other parties hereto, as the case may be, at the following addresses or to such other address as the Company, the Fund or the other parties hereto, as the case may be, shall specify by notice to the others:

(i)            if to the Company, to it at:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan 48334-3339
Attention:  General Counsel

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Copy to

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan 48226-4450
Attention:  Arthur Dudley, Esq.
Facsimile:  (313) 225-7080
Telephone: (313) 225-7000

(ii)           if to CDR, to:

CDR-Cookie Acquisition, L.L.C.
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership
c/o CD&R Associates VI Limited Partnership
1403 Foulk Road, Suite 106
Wilmington, Delaware 19803

Copy to

Clayton, Dubilier & Rice, Inc.
375 Park Avenue, 18th Floor
New York, New York  10152
Attention:  David Wasserman
Facsimile:  (212) 407-5270
Telephone:  (212-407-5200

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Attention:  Franci J. Blassberg, Esq.
Facsimile:  (212) 909-6836
Telephone:  (212) 909-6000

(iii)          if to FIS, to:

Fidelity Information Services, Inc.
c/o Fidelity National Financial, Inc.
601 Riverside Drive, 12th Floor
Jacksonville, FL  32204
Attention:  Christopher A. Rose, Esq.
Facsimile:  (904) 357-1026
Telephone:  (904) 854-8544

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Copy to

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219
Attention:  Kimberly A. Taylor, Esq.
Facsimile:  (412) 560-3399
Telephone:  (412) 560-3322

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof.

4.6.     No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

4.7.     Remedies.  Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

4.8.     Stock Splits, etc.  Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering.  Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

4.9.     Term.  This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding, (c) the dissolution, liquidation or winding up of the Company and (d) the Termination Date.

4.10.           Severability.  If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.  The invalidity of any one or more phrases, sentences,

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clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

4.11.           Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

4.12.           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

4.13.           Governing Law.  This agreement shall be governed in all respects, including as to validity, interpretation and effects, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York federal court.  The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

4.14.           Waiver of Jury Trial.  EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

4.15.           No Third Party Beneficiaries.  Except as provided in Sections 3.7 and 4.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party’s respective successors and permitted assigns.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COVANSYS CORPORATION

By:
Name:
Title:

CDR -COOKIE ACQUISITION, L.L.C.

By:
Name:
Title:

FIDELITY INFORMATION SERVICES, INC.

By:
Name:
Title:

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Exhibit D

Form of Indemnification Agreement Amendment

INDEMNIFICATION AGREEMENT AMENDMENT

This INDEMNIFICATION AGREEMENT AMENDMENT (the “Amendment”) is made and entered into as of April [    ], 2004, by and between Covansys Corporation, a Michigan corporation (the “Company”), CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company (“CDR-Cookie”), and Clayton, Dubilier & Rice, Inc., a Delaware corporation (“CD&R”), and amends the Indemnification Agreement, dated as of April 20, 2000 (the “Indemnification Agreement”), originally entered into by the Company (then known as Complete Business Solutions, Inc.), CDR-Cookie, CD&R and CDR-Cookie VI-A, a Delaware limited liability company (“CDR-Cookie VI-A”).

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of March 17, 2000 (the “Stock Purchase Agreement”), CDR-Cookie agreed to purchase, and the Company agreed to sell, an aggregate of 200,000 shares of the Company’s Series A Voting Convertible Preferred Stock, without par value (the “Preferred Shares”), and warrants to acquire 3.5 million shares of the Company’s common stock (the “Common Stock”) at an exercise price of $25 per share (the “Old $25 Warrants”) and 1.8 million shares of Common Stock at an exercise price of $31 per share (together with the Old $25 Warrants, the “Old Warrants”);

WHEREAS, the Stock Purchase Agreement further provided, among other things, for the execution and delivery by the Company and CD&R of a Consulting Agreement (the “Consulting Agreement”), which took effect upon the closing under the Stock Purchase Agreement;

WHEREAS, in connection with and as a condition to the execution and delivery of the Stock Purchase Agreement, the Company, CDR-Cookie and CD&R entered into the Indemnification Agreement, providing certain indemnification by the Company for the benefit of CDR-Cookie, CD&R and certain related persons and affiliates thereof, subject to the terms and conditions therein set forth;

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of February 9, 2001, CDR-Cookie VI-A assigned to CDR-Cookie, and CDR-Cookie assumed from CDR-Cookie VI-A, all of the right, title and interest in and to all of the assets of CDR-Cookie VI-A, and all of its liabilities and obligations, including but not limited to all of CDR-Cookie VI-A’s interests in and to the Preferred Shares, the Common Stock and the Old Warrants, and all of its rights and obligations under the Indemnification Agreement;

WHEREAS, the Company and CDR-Cookie VI have entered into a Recapitalization Agreement, dated as of April [    ], 2004 (the “Recapitalization Agreement”), providing, among other things, for the exchange by CDR-Cookie of the Preferred Shares and the Old Warrants for (i) $180 million in cash, (ii) a promissory note of the Company in the initial principal amount of $15 million, (iii) 2 million shares of Common Stock, and (iv) warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share, each on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in connection with and as a condition to the closing under the Recapitalization Agreement (the “Recapitalization Closing”), the Company and CD&R are to terminate the Consulting Agreement;

WHEREAS, it is a further condition to the Recapitalization Closing that the Indemnification Agreement be amended so as to limit the indemnification protections provided thereunder to facts and events existing on or prior to the Recapitalization Closing, as more fully set forth herein; and

WHEREAS, the parties hereto desire to amend the Indemnification Agreement as herein provided and, thereby, to satisfy the related condition to the Recapitalization Closing set forth in the Recapitalization Agreement;

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.             Amendment of Indemnification Agreement Section 1.  Section 1 of the Indemnification Agreement is hereby amended to add the following definitions of the terms “Recapitalization Agreement” and “Recapitalization Closing” immediately following the existing definition of “Person” therein:

“‘Recapitalization Agreement’ means the Recapitalization Agreement, dated as of April [    ], 2004, between the Company and CDR-Cookie VI.

‘Recapitalization Closing’ means the Closing, as defined in and provided for under the Recapitalization Agreement.”

2.             Amendment of Indemnification Agreement Section 2(a).  Section 2(a) of the Indemnification Agreement is hereby deleted in its entirety and the following new Section 2(a) substitute in lieu thereof:

“(a)  The Company agrees to indemnify, defend and hold harmless each Indemnitee:

(i)            from and against any and all Obligations, in any way resulting from, arising out of, in connection with, based upon or relating to (A) the Securities Act, the Exchange Act, or any other applicable securities or other laws, in connection with the Company Stock Purchase,

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any Securities Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of the Company or any of its Subsidiaries, which action or failure to act occurred prior to the Recapitalization Closing, or (C) the performance by CD&R prior to the Recapitalization Closing of management consulting, monitoring, financial advisory or other services for the Company or any Subsidiary (whether performed pursuant to the Consulting Agreement or otherwise); in each case, except to the extent that any such Obligation (x) results from, arises out of, is based upon or relates to facts or events occurring after the Recapitalization Closing (it being understood that this clause (x) shall not deny indemnification for Claims asserted after the Recapitalization Closing but resulting from, arising out of, based upon or relating to facts or events occurring on or prior to the Recapitalization Closing), or (y) is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of any of the Indemnitees; and

(ii)           to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of, in connection with, based upon or relating to (A) the fact that such Indemnitee was, on or at any time prior to the Recapitalization Closing, a shareholder, director or officer of the Company or a Subsidiary or served at the request of the Company as a director, officer, employee or agent of or advisor or consultant to another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or officer of the Company or a Subsidiary at any time on or prior to the Recapitalization Closing;

in each case including but not limited to any and all reasonable fees, costs and expenses (including without limitation reasonable fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement.  If any Indemnitee is ineligible for indemnification hereunder by reason of its gross negligence or intentional misconduct, none of its Affiliates or Related Persons shall be eligible for indemnification hereunder.”

3.             Severability.  If any provision or provisions of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

4.             Headings.  The headings contained in this Amendment are for purposes of convenience only and shall not affect the meaning or interpretation of this Amendment.

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5.             Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

6.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

7.             Continuing Effect of Indemnification Agreement.  Except as amended hereby, the Indemnification Agreement is hereby confirmed and ratified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

CDR-COOKIE ACQUISITION, L.L.C.

By:
Name:
Title:

CLAYTON, DUBILIER & RICE, INC.

By:
Name:
Title:

COVANSYS CORPORATION

By:
Name:
Title: Executive Vice President

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Exhibit E

Form of Opinion of Butzel Long

[Letterhead of Butzel Long]

[            , 2004]

CDR-Cookie Acquisition, L.L.C.
c/o CD&R Associates VI Limited Partnership
1043 Foulk Road, Suite 106
Wilmington, Delaware  19803

Re:      Recapitalization Agreement, dated as of April [   ],
2004, by and between Covansys Corporation and CDR-
Cookie Acquisition, L.L.C.

Ladies and Gentlemen:

We have acted as counsel to Covansys Corporation , a Michigan corporation (the “Company”), in connection with the above Recapitalization Agreement (the “Recapitalization Agreement”).  This Opinion is provided to you pursuant to Section 7(b)(iv) of the Recapitalization Agreement.  Unless otherwise defined in this Opinion, capitalized terms used in this Opinion shall have the meanings given to them in the Recapitalization Agreement.

In connection with this Opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Recapitalization Agreement, the articles of incorporation and bylaws of the Company, the corporate proceedings of the Company relating to the transactions contemplated by the Recapitalization Agreement, and such other documents, certificates and corporate and other records, and we have considered such matters of law and of fact, as we have deemed necessary as a basis for the opinions set forth below.

For purposes of this Opinion, we have assumed the following:

(i)            The genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties other than the Company;

(ii)           The personal legal capacity of all individual signatories;

(iii)          The authenticity of all documents presented to us as originals and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies;

(iv)          The integrity and completeness of all corporate records of the Company presented to us for examination; and

(v)           As to various questions of fact relevant and material to the opinions expressed herein, the accuracy of the factual content of representations and warranties contained in the Recapitalization Agreement and statements, written information and certificates of public officials and of representatives of the Company and of others deemed by us to be appropriate.

As used in this Opinion with respect to any matter, the qualifying phrases “known to us,” “to our knowledge” or words of similar import mean that nothing has come to the attention of our attorneys actually involved in performing legal services for the Company in connection with the transactions contemplated by the Recapitalization Agreement which is inconsistent with the statement made subject to such qualification, and in this regard it is noted that we have not made any review or investigation in connection with rendering this Opinion with respect to the matter so qualified.

Subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.  The Company has the requisite corporate power and authority to execute and deliver the Recapitalization Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by the Recapitalization Agreement and the Ancillary Agreements to which it is a party.  The execution, delivery and performance by the Company of the Recapitalization Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors and the shareholders of the Company and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution and delivery of the Recapitalization Agreement and the Ancillary Agreements to which it is a party by the Company or the consummation of the transactions contemplated thereby.  The Recapitalization Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Recapitalization Agreement or such Ancillary Agreement by the other parties thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may

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be limited by (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting enforcement of creditor’s rights or remedies generally and (b) general principles of equity (whether such principles are considered in a proceeding at law or in equity).

2.             Neither the execution and delivery by the Company of the Recapitalization Agreement and the Ancillary Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby will (i) conflict with, violate or result in a breach of the articles of incorporation or bylaws of the Company or (ii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, applicable to the Company or any of its subsidiaries, except in the case of the foregoing clause (ii) for such violations or breaches which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Recapitalization Agreement or the Ancillary Agreements.

3.             No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal or Michigan court, legislative, executive or regulatory authority or agency (a “Governmental Authority”) or, to our knowledge, any other person is required in connection with the execution, delivery and performance of the Recapitalization Agreement and the Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated thereby, except such other consents, approvals, authorizations, and notifications, of or to any Governmental Authority or other person, the failure of which to be obtained or made in the aggregate would not have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

4.             The New Shares have been duly authorized by all necessary corporate action on the part of the Company.  Assuming that exchange for the New Shares has been made by the Shareholder as required by the Recapitalization Agreement, upon issuance, the New Shares will be duly authorized, validly issued and fully paid and nonassessable.

5.             The New Warrants and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company.  The New Warrant Shares have been validly reserved for issuance, and assuming that exchange for the New Warrants has been made by the Shareholder as required by the Recapitalization Agreement, upon exercise of the New Warrants and payment of the exercise price as required thereby, the Warrant Shares will be duly authorized, validly issued and fully paid and nonassessable.

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6.             Upon their issuance, pursuant to the terms of the Warrants, the Warrant Shares shall have the voting and other rights attributable to Common Stock set forth in the articles of incorporation of the Company.

The foregoing opinions are qualified as follows:

A.            For the purposes of our opinions expressed in paragraph 1 above with respect to valid existence and good standing, we are relying solely on a certificate of good standing dated [                   ] issued by the Corporation and Land Development Bureau of the Department of Consumer and Industry Services of the State of Michigan, and we express no opinion with respect to such matters beyond the date hereof.

B.            We express no opinion as to the enforceability of any provision of the Recapitalization Agreement or the Ancillary Agreements to which the Company is a party to the extent that such provision:

1.             purports to prevent the parties from entering into subsequent oral modifications or amendments to any agreement;

2.             purports to indemnify any party for amounts arising from or attributable to such party’s negligence;

3.             purports to indemnify any party for liability arising under Federal Securities Laws;

4.             purports to compel venue for actions brought in connection with the agreement; or

5.             purports to give the parties the right to confer jurisdiction on courts which is not consistent with applicable jurisdiction statutes and court rules.

C.            We express no opinion as to the enforceability of any provision of the Recapitalization Agreement or any Ancillary Agreement to which the Company is a party which purports to apply laws other than the laws of the State of Michigan or the Federal Laws of the United States.

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This Opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  This Opinion speaks only as of the date hereof and is limited to those statutes, regulations and administrative and judicial interpretations existing on the date hereof.  We undertake no responsibility to update or supplement this Opinion after the date hereof.

This Opinion is rendered solely to you in connection with the transactions contemplated in the Recapitalization Agreement and the Ancillary Agreements to which the Company is a party.  This Opinion may not be quoted or relied upon by, or copied or delivered to, any other person, firm or corporation or used for any other purpose, without our prior written consent.

We are members of the Bar of the State of Michigan and we do not express any opinion herein concerning any law other than the law of the State of Michigan and the Federal law of the United States.  We note that the Recapitalization Agreement and the Ancillary Agreements purport to be governed by the laws of the State of New York.  We have assumed, with your permission, that such laws are the same as the internal substantive laws of the State of Michigan, without any examination of the laws of the State of New York or any comparison thereof to the laws of the State of Michigan.

Very truly yours,

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